UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

HUBBELL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022

Proxy Statement

Notice of 2022
Annual Meeting
of Shareholders

Your proxy is being solicited for the Annual Meeting of Shareholders (the “Annual Meeting”) of Hubbell Incorporated (“Hubbell” or the “Company”), or any adjournment, continuation, or postponement of the Annual Meeting, on behalf of the Board of Directors of the Company (the “Board”). Hubbell pays the cost of soliciting your proxy. On March 21, 2022, we mailed a Notice of the Internet Availability of Proxy Materials to all shareholders of record advising that they could view all of the proxy materials (Proxy Statement, Proxy Card and Annual Report on Form 10-K) online at www.proxyvote.com free of charge, or request in writing a paper or email copy of the proxy materials free of charge. We encourage all shareholders to access their proxy materials online to reduce the environmental impact and cost of our proxy solicitation. You may request a paper or email copy of the materials using any of the following methods:

•	By Internet: Go to www.proxyvote.com

•	By Phone: 1-800-579-1639

•	By Email: sendmaterial@proxyvote.com

How To Vote

Your vote is important. Please vote as soon as possible by one of the methods shown below. Make sure to have your proxy card, voting instruction form, or notice of Internet availability in hand and follow the instructions.

BY TELEPHONE
You can vote your shares toll-free by calling 1-800-690-6903.

ONLINE
You can vote your shares online at proxyvote.com.

BY MAIL
If you have requested a paper copy of the proxy materials, complete, sign, date and return your proxy card in the prepaid envelope.

IN PERSON

Shareholders who attend the Annual Meeting may request a ballot and vote in person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or record holder and present it to the inspectors of election with your ballot to be able to vote at the meeting.

BY SCANNING
You can vote your shares online by scanning the QR code on your proxy card. You will need the 16-digit control number on your proxy card.
MEETING INFORMATION Date and Time Tuesday, May 3, 2022 at 9:00 a.m. Location Hubbell Incorporated 40 Waterview Drive, Shelton, CT 06484 Record Date March 4, 2022

You may revoke your proxy at any time prior to its use by any of the following methods:

•	Delivering to the Secretary of the Company written instructions revoking your proxy;

•	Delivering an executed proxy bearing a later date than your prior voted proxy; or

•	If you voted by Internet or telephone, by recording a different vote on the Internet website or by telephone.

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Items of Business

PROPOSAL 1
Election of 9 directors.

PROPOSAL 2

Say on Pay: advisory vote on the compensation of the named executive officers.

PROPOSAL 3

Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

In addition, any other business properly presented may be acted upon at the meeting.

Record Date

If you were a shareholder of record at the close of business on March 4, 2022, you will be entitled to notice and to vote at the Annual Meeting.

By order of the Board,

Katherine A. Lane

Senior Vice President, General Counsel and Secretary
March 21, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2022.

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended 2021 are available at www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

Back to Contents

Proxy Summary

This Proxy Summary highlights selected information contained in this Proxy Statement. It does not contain all the information that you should consider to determine your vote. You should read the entire Proxy Statement carefully before voting.

Annual Shareholders Meeting

DATE: May 3, 2022

TIME: 9:00 a.m.

MEETING AGENDA: The meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

PLACE: Hubbell Incorporated,
40 Waterview Drive, Shelton, CT 06484

RECORD DATE: March 4, 2022

MAILING DATE: This Proxy Statement was first mailed to shareholders on or about March 21, 2022.

VOTING: Shareholders as of the record date are entitled to vote. Each share of Common Stock of Hubbell Incorporated (the “Company’’) is entitled to one vote for each director nominee and one vote for each of the proposals.

Voting Matters and Vote Recommendations

A quorum is required to transact business at the Annual Meeting. The presence of the holders of Common Stock, in person or by proxy, representing a majority of the voting power of the Company's outstanding shares constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for quorum purposes.

Proposal	Board’s Voting Recommendation	Page
Proposal 1 – Election of Directors	FOR each Nominee	13
Proposal 2 – Advisory vote to approve Named Executive Officer (“NEO”) compensation (“Say on Pay” vote)	FOR	34
Proposal 3 – Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022	FOR	72

The Company does not intend to present any business at the Annual Meeting other than the items described in the Proxy Statement and has no information that others will do so. The proxies appointed by our Board of Directors (and named on your Proxy Card) will vote all shares as the Board recommends above, unless you instruct otherwise when you vote. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxies will have the discretion to vote your shares in their judgment.

Our Vision and Values

Hubbell is a global manufacturer of high quality, reliable electrical products and utility solutions for a broad range of customer and end market applications in the Electrical and Utility Solutions Segments. Hubbell is committed to doing business in ways that are principled, transparent and accountable to our shareholders. We believe doing so generates long-term value.

Our Vision is to be an exceptional supplier, a valued investment, and a rewarding employer. Our commitment is underscored by the four pillars that guide us as a company.

SERVE OUR CUSTOMERS	OPERATE WITH DISCIPLINE	GROW THE ENTERPRISE	DEVELOP OUR PEOPLE

HUBBELL INCORPORATED | 2022 Proxy Statement	3

Back to Contents

2021 Performance Highlights

We measure our progress not only in terms of our financial accomplishments, but in the best interests of our shareholders, suppliers, customers, employees and the communities in which we operate.

Performance Summary(1)

(1)	The performance summary represents the results of continuing operations. See Note 2 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022 for further details.

(2)	Adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022.

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	4

Back to Contents

Portfolio Management

As important as it is for Hubbell to grow our enterprise, we also recognize the importance of portfolio management and critically reviewing any businesses that may no longer be core to Hubbell’s strategy. In 2021, Hubbell completed the disposition of a small business in its Utility Solutions Segment and further announced the entry into a material definitive agreement to sell its commercial and industrial (’‘C&I’’) lighting business in its Electrical Solutions Segment, which disposition closed on February 1, 2022. The sale of the C&I lighting business is the largest disposition in Hubbell’s history, with the sale closing with a cash purchase price of $350 million, subject to customary adjustments with respect to working capital and net indebtedness. The C&I lighting business designs, manufactures, and sells LED lighting and control solutions for commercial and industrial customers and generated approximately $509 million in sales in 2021.

Delivering on our Strategy

•	Finalized the reorganization and realignment of the Hubbell Electrical Solutions Segment (formerly three operating groups into a single operating segment).
•	Continued to drive new product development and renewed focus on large scale product innovation.
•	Expanded Hubbell’s digital commerce capabilities and launched a new customer satisfaction survey.

COVID-19 Actions

2021 was the second consecutive year Hubbell navigated the COVID-19 pandemic and its impact on our employees, businesses and other stakeholders. In 2021, Hubbell experienced supply chain and sourcing issues, as well as labor pressures caused by COVID-19, but Hubbell mitigated these challenges while continuing to deliver our critical products to our customers.

Hubbell continued its enterprise-wide focus on safety measures and protocols relating to COVID-19 for our employees and at our locations. These included, but were not limited to, social distancing and enhanced cleaning protocols, PPE provision and guidance, quarantine and COVID-19 exposure protocols, enhanced site safety measures, vaccination and testing information and reporting. The Company conducted numerous training and development sessions across its sites to ensure continued compliance with evolving local, national and international laws and requirements. Hubbell also continued to have regularly scheduled steering committee meetings related to COVID-19 throughout the year led by senior leaders, as well as topic specific sub-committee reviews and updates led by cross-functional teams.

Global Recharge Day

Recognizing the impact on our employees of the challenges faced in the last 2 years, Hubbell also made several additional investments in the health and wellness of our employees. We provided market competitive levels of sick pay leave and expanded our global wellness and mental health resources. To show appreciation for our employees’ efforts to serve our customers and deliver throughout the pandemic, we provided our employees around the world with a Global Recharge Day. This paid day off in July of 2021 allowed our employees time to relax, refresh and recharge, and was also an opportunity for our Company to reinforce the importance of time away from work and the importance of mental health and wellness to Hubbell.

HUBBELL INCORPORATED | 2022 Proxy Statement	5

Back to Contents

Corporate Governance Highlights

Hubbell’s Board operates in accordance with its Corporate Governance Guidelines that establish its governance framework and processes. The Board remains focused on oversight and execution of Company strategy and review of enterprise risks, including: COVID-19, cybersecurity, financial performance, operational planning, talent, succession, human capital management, ESG, compliance and culture.

INDEPENDENT BOARD

8 of 9 Director nominees are independent, and the independent Lead Director has broad authority and leads sessions of the independent Directors at every Board meeting. All Board committees except one consist entirely of independent Directors. There are no related party transactions with our Directors.	VOTING RIGHTS Each share of common stock is entitled to one vote.	OVERSIGHT AND REVIEW

Hubbell’s Code of Business Conduct and Ethics applies to all Directors. The Board and each standing committee conduct annual self- evaluations and make adjustments and enhancements as necessary. The Board takes seriously its oversight of the Company’s risk management, succession, strategy and compliance programs.

COMMITMENT

The Directors meet regularly in Board, Committee or Special Committee meetings. In 2021, we reached out to investors representing 66% of our outstanding common shares as well as proxy advisory firms and other third parties. All of our Directors attended the 2021 Annual Shareholder meeting.	COMPENSATION

Director compensation is reviewed and benchmarked annually with our independent compensation consultant. The majority of our Directors’ annual compensation is equity. There are stock ownership requirements in place for all Directors.	DIVERSITY

Director nominees are evaluated on their background and experience, with an overall commitment to diversity. 33% of the Director nominees are diverse. 56% of the Director nominees have served for 10 years or less, with 44% serving for 3 years or less.

Hubbell’s Board of Directors takes its role as stewards of corporate governance for the Company seriously and achieved a 97% attendance rate at meetings of the Board of Directors and Committees of which such Director served as a member in 2021. The Board recognized the significant changes the COVID-19 pandemic had on Hubbell and remained dedicated to ensuring there was ongoing review and oversight as the Company navigated the pandemic.

CORPORATE RESPONSIBILITY	SUSTAINABILITY

The Board, as part of its typical annual reviews, revised and updated its Corporate Governance Guidelines and Committee charters to, among other things, memorialize the enhanced and regular oversight by the Board on cybersecurity, ESG, and human capital management.	Published Hubbell’s inaugural sustainability report. This milestone reflects our dedication to building a cohesive ESG strategy intended to drive long-term value and accountability through meaningful progress and transparent and credible disclosures.

Expanded the Board’s focus on succession planning and talent review.	The Company’s climate change, sustainability and other ESG programs and strategy are reviewed and monitored regularly by the Nominating and Corporate Governance Committee (“NCGC”) and the Board.

BOARD REFRESHMENT	CYBERSECURITY FOCUS

Added a new Director to the Board, Mr. Rhett A. Hernandez, in March 2021, ensuring the continuing infusion of new talent and perspective to the Board.	Cybersecurity is regularly reviewed by the Board via its Audit Committee; the Company further increased its investment in and training on cybersecurity prevention measures and added a Director, Mr. Rhett A. Hernandez, with specific cybersecurity expertise.

See additional details on page	.

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	6

Back to Contents

Sustainability

Hubbell’s commitment to incorporate social responsibility and sustainability initiatives has been a vital part of our business model for years. Our obligations to shareholders, employees, customers, suppliers and the communities we serve goes well beyond providing products and services: we have the opportunity to improve people’s lives and the world around us. With that ambition, however, comes a responsibility to view our core mission through an environmental, social and governance (“ESG”) lens.

Hubbell’s focus on sustainability not only helps us identify and mitigate risk, but also helps us to uncover opportunities that drive our performance while enabling our many stakeholders to thrive. ESG is a critical part of Hubbell’s multi-year strategy. Hubbell’s Board reviews and discusses the Company’s ESG programs and related climate change and human capital management issues throughout the year.

Notable ESG achievements in 2021, include:

COMMUNITY	DIVERSITY	SAFETY	CLIMATE CHANGE
174 CHARITIES AND NON-PROFITS THAT EMPLOYEES, DIRECTORS AND THE COMPANY DONATED TO OR VOLUNTEERED FOR IN 2021	PUBLICALLY DISCLOSED ENTERPRISE EEO-1 LEVEL DIVERSITY DATA FOR THE FIRST TIME	45% DECREASE IN OVERALL TOTAL BY RECORDABLE INCIDENT RATE SINCE 2015	MADE PROGRESS TOWARDS OUR GOALS OF 10% REDUCTION IN OUR GREENHOUSE GAS EMISSIONS AND WATER USAGE BY 2025

EXPANDING OUR ESG PROGRAM AND DISCLOSURES

In 2021, Hubbell published its inaugural sustainability report (available on Hubbell.com). This milestone reflects our dedication to building a cohesive ESG strategy intended to drive long-term value and accountability through meaningful progress and transparent and credible disclosures.

The 2021 Sustainability Report(1) highlights Hubbell’s ESG strategies, programs, and progress toward our goals. Explore the report and our 2022 Sustainability Report(1) (available on Hubbell.com), to learn more about our sustainability aspirations and accomplishments.

RECOGNIZED AS ONE OF THE 2022 WORLD’S MOST ETHICAL COMPANIES

Hubbell was recognized by the Ethisphere Institute as one of the 2022 World’s Most Ethical Companies. This was the second time in a row Hubbell has been named to this list and it reflects the Company’s and our employee’s commitment to compliance and driving an ethical culture.

See additional details on page	.

(1)	The information within the 2021 Sustainability Report, the 2022 Sustainability Report (available on Hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

HUBBELL INCORPORATED | 2022 Proxy Statement	7

Back to Contents
Proposal 1	Election of 9 Directors	See pages 13-19 for further information.

THE BOARD RECOMMENDS A VOTE  FOR EACH NOMINEE FOR A ONE-YEAR TERM.

The following table provides summary information about each of the nine Director nominees. Each Director is elected annually by a plurality of votes cast. Existing committee assignments of the Directors are described below. Each nominee is a current Director of the Company and possesses the qualifications and experience recommended by the Nominating and Corporate Governance Committee, and is approved by our Board to serve as a Director.

Our Director Nominees

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	8

Back to Contents
Proposal 2	Say on pay: advisory vote on the compensation of the named executive officers.	See pages 34-58 for further information.

THE BOARD RECOMMENDS A VOTE  FOR THIS PROPOSAL.

Shareholder Engagement

Hubbell’s 2021 advisory Say on Pay vote on executive compensation was 97%, consistent with votes we have previously received on Say on Pay, which averaged over 91% support for the last 10 years. The Board of Directors and Hubbell’s management team continue to focus on shareholders’ perspectives on our compensation programs and pay for performance philosophy and engage in a robust program of shareholder outreach.

In 2021, Hubbell reached out to our top 30 shareholders (representing approximately 66% of Hubbell’s share ownership). The calls were led by a cross-functional group of senior leaders and helped inform the Compensation Committee’s review of the executive compensation and sustainability programs, supplemented by additional advice and benchmarking provided by Hubbell’s independent compensation consultant, Exequity LLP.

Shareholder Outreach

In addition to the Say on Pay engagement calls described above, the Company also regularly engages with its shareholders over the course of a year on diverse topics such as financial performance, compensation and pay for performance matters, corporate governance and ESG (including climate change and human capital management). Even in the midst of the COVID-19 pandemic, Hubbell continued its dialogue with shareholders via virtual conferences, and in-person meetings and calls. We are committed to not just continued engagement with our shareholders, but to reviewing and applying the feedback received, and have consistently modified our pay and ESG programs based on the feedback received in these sessions. Hubbell management routinely reports out to the Board and specific Board committees on the substance and nature of its shareholder communications.

Hubbell values the input and insight it receives from its investors.

How we engaged with investors
We invited our largest 30 shareholders (representing 66% of our share ownership) to discuss Hubbell’s pay for performance programs and design, sustainability programs, governance matters and strategy with senior leaders.
We regularly report our investors’ views to our Board of Directors, and the Compensation Committee considers these views when developing our executive compensation program.
We engage with analysts through quarterly conference calls, our investor relations website, meetings, calls and conferences.
We also conducted calls with shareholders on human capital management and sustainability focused issues.

HUBBELL INCORPORATED | 2022 Proxy Statement	9

Back to Contents

As a part of our shareholder outreach program, we heard many different points of view from our various shareholders. We listened intently to the feedback we heard, sought to understand the perspective of our shareholders and endeavored to be responsive to their input, as outlined in the following table.

What We Heard	How We Responded
Interest in the impact of COVID-19 on Hubbell’s compensation programs and business.

All short and long-term awards for 2021 will be paid out according to the plan design and targets set by the Compensation Committee. No modifications or changes to Hubbell’s programs were made as a result of the challenging operating environment caused by the pandemic, demonstrating that our compensation program is well-balanced and aligns pay with performance.

Ensured market competitive levels of sick pay for our employees, while expanding wellness and mental health programs globally.

See page 5 for additional details about Hubbell’s programs relating to the COVID-19 pandemic.

Provide more disclosure on the ESG program.	Hubbell released its inaugural sustainability report in 2021 (available on Hubbell.com) that provides details on Hubbell’s ESG program commitments and products that help drive a more sustainable future. See page 29 for additional details.
Compensation program is well- designed, and shareholders have preference for a program that is designed to reward strategic performance and shareholder return.

Each planned change for 2021 was reviewed and discussed with shareholders during our outreach in 2020. Following those sessions, we implemented planned enhancements to the compensation program at the beginning of 2021, specifically:

(1)   Added a strategic component (of 20%) to the short-term incentive metric for the new CEO, aligning such design with the design of the balance of the NEOs and intended to further drive strategic priorities such as ESG, diversity, safety and acquisitions; and

(2)   Simplified and enhanced our Long-Term performance share program (see page 38 for more details), increasing the importance of total shareholder return in the design. Shareholder feedback was supportive of the design changes made for 2021, with no other compensation design recommendations for 2022.

Ensure that compensation programs are aligned with shareholder interests.	75% of Hubbell’s awards are performance based. In addition, we elevated the role of Relative Total Shareholder Return in our Long-Term performance share program by moving it from a modifier of the other metrics to represent 1/3rd of the overall award.

See additional details on our shareholder outreach and engagement on page	.

Executive Compensation Highlights

Elements of Compensation

Hubbell compensated its named executive officers (“NEOs”) using the following elements for total direct compensation in 2021:

Target Compensation Mix
Targeted at 50th percentile of peers	Element	Description	CEO	Other NEOs
	Salary	A competitive level of cash is provided to attract and retain executive talent.
	Annual Cash Incentive	Amounts awarded based on achievements with respect to the Company’s financial goals and individual performance against strategic objectives.
	Long-Term Equity Incentive	A mix of equity awards designed to drive Hubbell’s performance and align executives’ interests with shareholders. 75% of equity awards are performance-based.

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	10

Back to Contents

Pay for Performance

Hubbell’s compensation program is designed to achieve the following pay for performance objectives:

Align executive pay to our Company performance and drive our business strategy.
Attract and retain key talent.
Align the interests of executives with our shareholders by utilizing effective pay for performance.
Deliver competitive and fair compensation.

Short and Long-Term Incentives

Incentive Programs Changes For 2021

Hubbell made the following changes to its compensation programs for 2021, based on both what we heard from shareholders in 2020, as well as our experience managing through the pandemic environment:

CEO SHORT TERM INCENTIVE COMPENSATION	Added a component representing performance on strategic initiatives, at 20% weighting, to our CEO’s STI design. This change allows the Compensation Committee to further prioritize and appropriately reward performance on critical metrics including inclusion & diversity, sustainability / ESG and acquisitions.

LONG TERM INCENTIVE FOR ALL NEOs	Simplified the performance share grant (while maintaining the weighting at 50% of the overall equity award) to include 3 metrics (versus prior design of 3 metrics plus a modifier).

Replaced Trade Working Capital as % of Sales with Relative Total Shareholder Return (“TSR”). This change elevates the role of TSR in the program to ensure internal performance objectives are aligned with shareholder return and provides balance between relative and absolute performance.

For 2021, the payout scale for relative metrics will be aligned to a quartile payout approach.

We believe these changes continue to drive our overall pay for performance philosophy and allow greater focus on Hubbell’s strategic imperatives.

Short-Term Incentive Design for CEO

For 2021, the Compensation Committee added a component to the CEO’s short-term incentive award design representing performance on strategic initiatives, at 20% weighting. This change is illustrated below.

This change allows the Compensation Committee to further prioritize and appropriately reward performance on critical metrics including inclusion & diversity, sustainability / ESG and acquisitions. Additionally, this design ensures alignment with the performance goals of the other NEOs, who already have a portion of their annual bonus (20%) tied to strategic initiatives and objectives.

HUBBELL INCORPORATED | 2022 Proxy Statement	11

Back to Contents
Performance Share Metrics - relevant to our Strategy and aligned with investors

The design changes to the Performance Share program elevate the role of TSR, provides a balanced portfolio of metrics utilized in the short and long-term program, and ensures a combination of relative and absolute metrics in the program. This change is illustrated below.

METRIC	2020 Weighting	2021 Weighting

RELATIVE SALES GROWTH	1/3rd	1/3rd	No change – continued focus on Hubbell’s growth initiatives, including organic growth, new product development, and acquisition performance.

OPERATING PROFIT MARGIN	1/3rd	1/3rd	No change – focuses NEOs on improving pricing, productivity and cost while executing operational objectives including footprint optimization and product rationalization.

RELATIVE TSR	Modifier	1/3rd	Elevated from modifier to metric in 2021, ensuring a more critical and direct link with shareholders.

TRADE WORKING CAPITAL AS A % OF SALES	1/3rd	N/A	Removed from long term incentive program to ensure simplicity and focus.

Specific details on these metrics may be found on pages 38-39 in the Compensation Discussion & Analysis section.

The 2021 changes to our compensation program are based on feedback from our shareholders and are focused on the metrics and priorities most critical to Hubbell’s long-term success.

Proposal 3	Ratification of the selection of Pricewaterhouse Coopers LLP as the Independent Registered Public Accounting Firm for 2022.	See pages 72-74 for further information.

THE BOARD RECOMMENDS A VOTE  FOR THIS PROPOSAL.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	12

Back to Contents

Proposal 1 Election Of Directors

The Board has fixed the number of Directors who shall be elected by the shareholders at the 2022 Annual Meeting at 9. The reduction in the size of the Board reflects the untimely and recent death of one of our Directors, Mr. Steven R. Shawley.

Each Director nominee possesses the appropriate qualifications and experience for membership on the Board of Directors.

Director Qualifications and Experience

The Nominating and Corporate Governance Committee (“NCGC”) works with the Board at least annually to determine the appropriate characteristics, skills and experience for the Board and its individual members to properly oversee the interests of the Company and its shareholders.

The NCGC recommends candidates for Board membership using the selection criteria outlined in the Corporate Governance Guidelines (the “Guidelines”) and other factors it deems necessary to fulfill its objectives. Candidates are evaluated on the basis of their individual qualifications and experience and in the context of the Board as a whole. The NCGC considers diversity when creating the pool of candidates from which it selects potential Director nominees. Such diversity includes gender, race and ethnicity. The objective is to assemble a diverse Board that can best facilitate the success of the business and represent shareholder interests through the exercise of sound judgment.

Below is a list of certain of the qualifications and experiences sought by the NCGC in recommending candidates for nomination to the Board:

•	Ability to make independent analytical inquiries
•	Marketing, finance, operations, manufacturing, or other relevant public company experience
•	Financial literacy
•	Professional background
•	Education
•	Corporate governance experience
•	Experience as a current or former public company officer
•	Experience in the Company’s industry
•	Academic expertise in areas of the Company’s operations
•	Cybersecurity experience

In determining whether to recommend a current Director for re-election, the NCGC will also consider past attendance at meetings, service on other boards and participation in and contribution to Board activities.

Each Director nominee possesses the appropriate qualifications and experience for membership on the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board competence and experience in a wide variety of areas to serve the interests of the Company and its shareholders.

HUBBELL INCORPORATED | 2022 Proxy Statement	13

Back to Contents

The Board is committed to refreshment and selection of talented candidates.

Commitment to Board Integrity, Diversity and Independence

In addition to ensuring that our Director nominees possess the requisite skills and qualifications, the NCGC places an emphasis on ensuring that the nominees demonstrate the right leadership traits, personality, work ethic, independence, diversity of skills and experiences to align with our performance culture and our long-term strategic vision. Specifically, these criteria include:

•	Exemplification of the highest standards of personal and professional integrity
•	Potential contribution to the diversity and culture of the Board
•	Ability to devote sufficient time to performing their Board and committee duties
•	Independence from management
•	Willingness to constructively challenge management through active participation in Board and committee meetings
•	Subject matter expertise

The NCGC also believes that, in addition to diversity of personal characteristics and experiences, diversity of service tenures and Board refreshment also facilitates effective Board oversight. The NCGC demonstrated its continued focus on Board refreshment and on selecting diverse candidates with Mr. Hernandez’s appointment to the Board in March, 2021.

The Board nominated nine candidates for election as Directors.

Nomination and Election Process

Hubbell’s Directors are elected at each Annual Meeting of Shareholders and hold office for one-year terms or until their successors are duly elected and qualified. The Board of Directors nominated nine candidates for election as Directors. In the event that any of the nominees for Director should become unavailable, it is intended that the shares represented by the proxies will be voted for any substitutes nominated by the Board of Directors, unless the number of Directors constituting the full Board is reduced.

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board may solicit current Directors or members of executive management for the names of potentially qualified candidates, consult with outside advisors, retain a Director search firm or consider nominees suggested by shareholders. All Director candidates, including any Director candidates recommended by shareholders, are reviewed and evaluated by the NCGC in relation to the specific qualifications and experience sought by the Board for membership (as discussed in the “Director Qualifications and Experience” section on page 13), and the Board’s needs at that time. A candidate whose qualifications and experience align with this criteria is then interviewed by members of the NCGC, other Board members and executive management to further assess the candidate’s qualifications and experience and determine if the candidate would be an appropriate fit. Candidates may be asked to submit additional information to support their potential nomination and references may be requested. If the Board approves of the NCGC recommendation, the candidate is then nominated for election by the Company’s shareholders or appointed by the Board to fill a vacancy, as applicable.

Any shareholder who intends to recommend a candidate to the NCGC for consideration as a Director nominee should deliver written notice, which must include the same information requested by Article I, Section 11(A) (2) of our By-Laws, to the Secretary of the Company. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCGC to complete its review in a timely fashion.

Directors are elected by plurality vote. Plurality means that the nominees who receive the most votes cast “FOR” their election are elected as Directors. Votes withheld and broker non-votes will not affect the election of Directors. Pursuant to the terms of our Director Resignation Policy, any Director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. See page 25 for additional details on this Policy. Broker discretionary voting is not allowed, so if your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to Proposal 1.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE  FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES FOR A ONE-YEAR TERM.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	14

Back to Contents

All of the nominees are current Directors previously elected by the Company’s shareholders.

Director Nominees

The nominees are proposed by the Board to stand for election at the 2022 Annual Meeting of Shareholders and to serve as Directors until the 2023 Annual Meeting. All of the nominees are current Directors previously elected by the Company’s shareholders.

Our Director nominees offer a diverse range of skills and experiences in relevant areas.

Skills and Experience
	Bakker	Cardoso	Guzzi	Hernandez	Keating	Lind	Malloy	Pollino	Russell
Public Company Board Experience (other than Hubbell)										67%
Business Development and Strategy										100%
CEO										67%
Cybersecurity and Technology										78%
Financial										89%
Global Experience										89%
Manufacturing										89%
Risk Management										100%
Background
Years on Hubbell Board	2	9	16	1	12	3	11	2	11	7.4 years Average
Age	57	64	57	69	66	63	67	57	64	63 years Average
Gender or Ethnic Diversity										33%
Born Outside of the U.S.										22%

HUBBELL INCORPORATED | 2022 Proxy Statement	15

Back to Contents

The following biographies provide certain information about each nominee, including each nominee’s background, age as of the annual meeting, and relevant experience in more detail.

Age 57 Director since: 2020 Chairman, President and CEO, Hubbell Incorporated	GERBEN W. BAKKER
Committees: • Executive (Chair) Directorship: • None

Skills and Qualifications:

Mr. Bakker brings to the Board extensive financial, operational and strategic planning experience and a strong background in the manufacturing industry, including:

•  Served as the Company’s President and COO from June 2019 prior to his appointment to CEO in October 2020.

•  Served as President of Hubbell Power Systems from 2014 until June 2019.

•  As President of Hubbell Power Systems, Mr. Bakker oversaw a multi-year period of strong performance and built an industry-leading electrical transmission and distribution components business.

•  Led Hubbell Power Systems through 12 acquisitions, including Aclara (the Company’s largest to date) in 2018, growing the organization from $921 million in net sales to $1.8 billion in net sales in four years.

•  Member of the Board of Trustees of Manufacturers Alliance.

Mr. Bakker has served as Chairman, President and Chief Executive Officer of the Company since May 2021 and President and Chief Executive Officer and a Director of the Company since October 2020. Previously, he served as the Company’s President and Chief Operating Officer from June 2019. He served as President of Hubbell Power Systems from 2014 until June 2019. Mr. Bakker began his career with Hubbell Incorporated in 1988 as a manufacturing engineer with Hubbell Wiring Systems.

Age 64 Director since: 2013 INDEPENDENT	CARLOS M. CARDOSO

Committees:

•  Compensation

•  Nominating and Corporate Governance

Directorships:

•  Freudenberg Group, since 2021

•  Stanley Black & Decker, Inc., since 2007

Prior Directorships

•  Garrett Motion Inc., 2018 - 2021

Skills and Qualifications:

Mr. Cardoso brings to the Board CEO, COO, manufacturing, international business, and public company board experience, including:

•  Significant manufacturing and operations experience having served as President of the Pump Division of Flowserve Corporation, a manufacturer/provider of flow management products and services; Vice President and General Manager, Engine Systems and Accessories, for Honeywell International, Inc., a technology and manufacturing company; and Vice President Manufacturing Operations for Colt’s Manufacturing Company, LLC, a maker of firearms.

•  Membership on the board of Stanley Black & Decker, Inc., a public company and a diversified global provider of hand and power tools and accessories.

•  Formerly served as Chairman of the board of Garrett Motion Inc., a public company and a provider of transportation systems.

Mr. Cardoso has served as the principal of CMPC Advisors LLC, an investment advisory firm, since January 2015. He previously served as Chairman of Garrett Motion Inc. from July 2018 to April 2021 and Chairman of Kennametal, Inc. (publicly traded manufacturer of metalworking tools and wear-resistant products) from January 2008 until December 2014. He also served as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	16

Back to Contents
Age 57 Director since: 2006 INDEPENDENT LEAD DIRECTOR	ANTHONY J. GUZZI
Committees: • Compensation • Executive • Finance • Nominating and Corporate Governance Directorships: • Emcor Group, Inc., since 2009

Skills and Qualifications:

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations, consulting and public company board experience, including:

•  Serving as Chairman, President and CEO of EMCOR Group, Inc., a publicly traded mechanical, electrical construction, and facilities services company.

•  Extensive experience in manufacturing and distribution having served as President, North American Distribution and Aftermarket and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies Corporation.

•  Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm.

Mr. Guzzi has served as Chairman, President and Chief Executive Officer of EMCOR Group, Inc. (a publicly traded mechanical, electrical construction, and facilities services company) since June 2018. Previously, he was President and Chief Executive Officer and a Director of EMCOR from January 2011 to June 2018 and President and Chief Operating Officer from 2004 to 2010. He also served as President, North American Distribution and Aftermarket of Carrier Corporation (HVAC and refrigeration systems), a subsidiary of United Technologies Corporation from 2001 to 2004 and President, Commercial Systems and Services in 2001.

Age 69 Director since: 2021 INDEPENDENT	RHETT A. HERNANDEZ
Committees: • Audit • Finance Directorships: • USAA Federal Savings Bank, since 2019

Skills and Qualifications:

Mr. Hernandez brings to the Board significant cybersecurity expertise and strong strategic and operational leadership experience as a retired Lieutenant General of the United States Army, including:

•  President and founder of CyberLens, LLC, a cybersecurity consulting company.

•  Current Cyber Chair for the United States Military Academy.

•  Served as the first commander of the United States Army’s Cyber Command/2nd US Army (ARCYBER) where he was responsible for the operations, defense and risk management of the Army’s networks, systems, and cyber security organization.

•  Prior U.S Army commands include the Deputy Chief of Staff, Army Operations; Chief, U.S. Military Training Mission, Saudi Arabia; and Commanding General, Human Resources Command.

•  Serves on the Board of Directors of USAA Federal Savings Bank.

Mr. Hernandez has served as the President of CyberLens, LLC (a consulting company that focuses on cybersecurity, strategic planning, and risk management) since 2013. Previously he served in the United States Army for almost forty years, rising to the rank of Lieutenant General at the time of his retirement.

Age 66 Director since: 2010 INDEPENDENT	NEAL J. KEATING
Committees: • Compensation • Executive • Nominating and Corporate Governance (Chair) Directorships: • Form Technologies, since 2021 Prior Directorships: • Kaman Corporation, 2007 - 2021

Skills and Qualifications:

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience and a strong background in international operations, distribution, and mergers and acquisitions, including:

•  Formerly served as Chairman, President and Chief Executive Officer of Kaman Corporation, a publicly traded aerospace and industrial distribution company.

•  Served as President and CEO of Kaman Corporation from 2008 to August 2020.

•  Past experience as COO of Hughes Supply and Executive Vice President and COO of Rockwell Collins, Commercial Systems.

•  Former Managing Director and CEO of GKN Aerospace and Director of GKN plc, an international aerospace, automotive and land systems business.

•  Member of the Board of Trustees of Embry-Riddle Aeronautical University.

Mr. Keating served as the Executive Chairman of the Board of Kaman Corporation (a publicly traded aerospace and industrial distribution company) from 2008 to April 2021. Previously, he held the position of President and Chief Executive Officer of Kaman Corporation from 2008 to August 2020 and President and Chief Operating Officer of Kaman Corporation from 2007 to 2008. From 2004 to 2007, he held the position of Chief Operating Officer of Hughes Supply (a wholesale distributor acquired by Home Depot).

HUBBELL INCORPORATED I 2022 Proxy Statement	17

Back to Contents
Age 63 Director since: 2019 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	BONNIE C. LIND

Committees:

•  Audit (Chair)

•  Executive

•  Nominating and Corporate Governance

Directorships:

•  Mission Produce, Inc., since May 2020

•  Tamarack Timberlands LLC, since January 2022

Prior Directorships:

•  U.S. Silica Holdings, Inc., 2019 - 2021

•  Federal Signal Corporation, 2014 - 2018

•  Empire District Electric Company, 2009 - 2017

Skills and Qualifications:

Ms. Lind brings to the Board CFO, Treasurer, financing, manufacturing, mergers and acquisitions, and public company board experience, including:

•  Served as Senior Vice President, CFO and Treasurer of Neenah, Inc., a global manufacturer of technical specialties products, fine paper and packaging from June 2004 until October 2020.

•  Past experience as Assistant Treasurer of Kimberly-Clark Corporation, a manufacturer of personal care, consumer tissue and health care products.

•  Membership on the Board of Mission Produce, Inc., a publicly traded worldwide avocado business.

•  Formerly served on the Board of U.S. Silica Holdings, Inc., a publicly traded performance materials company and one of the largest domestic producers of commercial silica.

•  Formerly served on the Board of Federal Signal Corporation, a publicly traded international designer and manufacturer of products and solutions that serves municipal, governmental, industrial and commercial customers.

•  Formerly served on the Board of Empire District Electric Company, a utility generating, transmitting and distributing power to southwestern Missouri and adjacent areas.

Ms. Lind served as Senior Vice President, CFO and Treasurer of Neenah, Inc. (a publicly traded technical specialties and fine paper company) from June 2004 to October 2020. Previously, Ms. Lind held a variety of increasingly senior financial and operations positions with Kimberly-Clark Corporation from 1982 until 2004.

Age 67 Director since: 2011 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	JOHN F. MALLOY
Committees: • Audit • Executive • Finance (Chair) Directorship: • Victaulic Company, since 2006

Skills and Qualifications:

Mr. Malloy brings to the Board many years of senior management, operations, economic and strategic planning experience having served as the CEO and COO of a global manufacturing and distribution company, including:

•  Serving as Executive Chairman of the board of Victaulic Company, a privately held mechanical pipe joining systems company.

•  Served as President and CEO of Victaulic Company, a leading worldwide manufacturing company, from 2006 to January 2021.

•  Over fifteen years of experience in various senior level strategic planning positions at United Technologies Corporation.

•  Holds a Ph.D. in economics and has taught courses in Economics at Hamilton College.

Mr. Malloy has served as the Executive Chairman of the Board of Victaulic Company (a privately held mechanical pipe joining systems company) since January 2021. Previously, he held the position of Chairman, President and Chief Executive Officer from 2006 to January 2021, President and Chief Executive Officer from 2004 to 2006, and President and Chief Operating Officer from 2002 to 2004.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	18

Back to Contents

Age 57 Director since: 2020 INDEPENDENT AUDIT COMMITTEE FINANCIAL EXPERT	JENNIFER M. POLLINO
Committees: • Audit • Compensation Directorships: • Crane Co., since 2013 • Kaman Corporation, since 2015 Prior Directorship: • Wesco Aircraft Holdings, Inc. 2014 - 2020

Skills and Qualifications:

Ms. Pollino brings to the Board extensive senior management experience, public company board experience and a strong background in accounting, finance, corporate governance, intellectual capital, and organizational issues, including:

•  Serving as an executive coach and consultant with JMPollino, LLC since July 2012.

•  Over 20 years in senior executive and general management roles with a leading aerospace products company.

•  Past experience in finance and accounting as Vice President, Finance and Controller of two Goodrich Corporation divisions and Controller of a savings and loan association.

•  Certified Public Accountant.

•  Serving as a Director on the Board of Teach for America - North Carolina.

•  Member of the Advisory Board of University of North Carolina - Charlotte, Belk College of Business since 2010.

•  Serving as a Director of the National Association of Corporate Directors - Carolinas Chapter.

Ms. Pollino has served as an executive coach and consultant with JMPollino LLC, a leadership development, talent management and succession planning firm since July 2012. Previously she served as Executive Vice President, Human Resources and Communications, at Goodrich Corporation from February 2005 to July 2012, when Goodrich Corporation was acquired by United Technologies Corporation. Prior to that, she served in various other positions of increasing responsibility during her 20-year tenure with Goodrich Corporation.

Age 64 Director since: 2011 INDEPENDENT	JOHN G. RUSSELL
Committees: • Compensation (Chair) • Executive • Finance • Nominating and Corporate Governance Directorships: • CMS Energy Corporation, since 2010 • Consumers Energy Company, since 2010

Skills and Qualifications:

Mr. Russell brings to the Board many years of experience as a public company executive officer and Director in the utility industry and possesses a strong background in operations, regulated utilities and governance, including:

•  Serving as Chairman of the Boards of CMS Energy Corporation (“CMS”) and Consumers Energy Company (“Consumers”) and as a Director for over fifteen years in the aggregate.

•  Serving as the President and CEO of CMS and Consumers and previously as COO.

•  Over thirty years of both hands-on and leadership experience in the utility industry, an industry that represents a significant part of the Company’s overall business.

Mr. Russell has served as the Chairman of the Boards of CMS and Consumers (a publicly traded electric and natural gas utility) since May 2016. Previously he served as the President and Chief Executive Officer of CMS and Consumers from 2010 to 2016. He also held the position of President and Chief Operating Officer of Consumers from 2004 to 2010.

HUBBELL INCORPORATED I 2022 Proxy Statement	19

Back to Contents

Corporate Governance

The Board exercises strong corporate governance practices and principles.

The Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Guidelines reflect the Board’s commitment to good governance through the establishment of policies and procedures in areas it believes are critical to the enhancement of shareholder value. It is the Board’s intention that these Guidelines serve as a framework within which the Board can discharge its duties and foster the effective governance of the Company. The Board of Directors met 8 times in 2021.

Governance Snapshot
Shareholders have identical economic and voting rights - each share of Common Stock is entitled to one vote.

Directors are elected annually by shareholders to serve a one-year term.

Corporate funds or resources are not used for direct contributions to political candidates or campaigns.

Independent Board members meet regularly in Executive Sessions, without management present.

44% of our Board has a tenure of three years or less.

To maintain a diverse Board, Director nominees are evaluated on their background and experience and also gender, race and ethnicity.

Director compensation is reviewed annually with advice from our independent compensation consultant and benchmarked for competitiveness.

There are no related party transactions with our Directors, officers, and significant shareholders.

Our Director Resignation Policy requires any Director who fails to receive a majority of the votes cast to promptly tender his or her resignation.

Board and committees may hire outside advisors independent from management.

The Board receives regular reports and updates on key areas of strategy and risk for the Company, including, but not limited to, cybersecurity, climate change and ESG, and human capital management.

The Board engages in a multi-part self-evaluation review on an annual basis in which Board and Committee matters are reviewed and discussed, and changes and improvements are implemented.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	20

Back to Contents

Board Leadership Structure

An independent Lead Director counterbalances a non-independent Chair and fosters effective collaboration and communication among independent Directors.

Chair

The Company’s By-Laws require the Board to choose the Chair of the Board from among the Directors and provides the Board with the ability to appoint the CEO of the Company as the Chair of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for a particular company may vary as circumstances change.

Mr. Bakker has served as Chairman, President and Chief Executive Officer of the Company since May 4, 2021 when he was elected by the Board to serve as Chairman following the retirement of former Executive Chairman Mr. David G. Nord on such date.

The Board has determined that combining the roles of Chief Executive Officer and Chair is best for the Company and its shareholders at this time because it promotes unified leadership for the Company under Mr. Bakker and allows for a single, clear focus for management to execute the Company’s strategic and business plans while being appropriately counterbalanced by an independent Lead Director.

Independent Lead Director

The Board has established the position of an independent Lead Director to serve a three-year term. The Board believes that a three-year term is appropriate for the Lead Director as it affords greater continuity and allows the Lead Director to gain a better understanding of Board and management dynamics and build relationships with the other Directors. The Lead Director is responsible for:

Board Leadership	Providing leadership to the Board in situations where the Chair’s role may be perceived to be in conflict.
Executive Sessions	Coordinating the agenda and chairing executive sessions of the independent Directors regularly throughout the year and at each regularly scheduled Board meeting.
Liaison	Regularly meeting with the Chair and facilitating communications among the Chair, management and the independent Directors.
Spokesperson	Upon request, acting as the spokesperson for the Board in interactions with third parties.
Succession	Working with the NCGC and the Chair to review, refresh and oversee the Company’s succession plans.

Currently, Mr. Guzzi is the Lead Director and is expected to hold this position until the 2022 Annual Meeting. Following the 2022 Annual Meeting, the Board shall, upon recommendation from the NCGC, appoint a Director for the next three-year Lead Director term. The Board believes that its present leadership structure and composition provides for independent and effective oversight of the Company’s business and affairs. The Board consists of current or former CEOs, CFOs, COOs or senior executives of major companies in similar industries or military leaders, and its Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of Directors who meet the independence requirements of the New York Stock Exchange (“NYSE”). Mr. Bakker is the only Director who is a member of executive management. Given the strong leadership of Mr. Bakker as Chairman, President and Chief Executive Officer, the counterbalancing role of the Lead Director, and a Board comprised of effective and independent Directors, the Board believes that its current leadership structure is appropriate at this time.

HUBBELL INCORPORATED I 2022 Proxy Statement	21

Back to Contents

Director Independence

Our Board consists of a majority of independent Directors and our Audit, Compensation, Finance and NCG committees of the Board are 100% independent.

The Guidelines indicate that the Board shall be composed of a majority of independent Directors. Eight of our nine current Directors are independent, and Mr. Shawley was independent during his service in 2021 and 2022. In evaluating the independence of Directors, each year the NCGC reviews all direct and indirect relationships between Directors (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and the Company and its subsidiaries in accordance with the rules of the NYSE and the Securities and Exchange Commission (“SEC”) and considers whether any relationship is material. The NCGC also reviews responses to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Conduct compliance certifications, case submissions filed with the Company’s confidential compliance communication resource and Company donations to charitable organizations with which a Director may be affiliated. The Harvey Hubbell Foundation’s various matching gift programs are available to all Directors, officers and employees and such programs match eligible donations made and volunteer hours served to qualifying charitable organizations and educational institutions in a calendar year up to: (i) $25,000 in the aggregate in cash donations and (ii) such other amounts, as applicable, in connection with the Foundation’s Dollars for Doers matching volunteer hours program, subject to various requirements.

The NCGC considered the nature and dollar amounts of the transactions with Directors and determined that none was required to be disclosed or otherwise impaired the applicable Director’s independence as all of these ordinary course transactions were significantly below the NYSE bright-line independence thresholds. As a result of this review, the Board determined that each of the current Directors is independent other than Mr. Bakker. In addition, the Board determined that Mr. Nord, who served as Executive Chairman of the Board until May 4, 2021, but did not stand for re-election at the 2021 Annual Meeting, was not independent during the period in which he served as a Director. In evaluating and determining the independence of the Directors, the NCGC considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated.

Board Oversight of Risk

Our Board oversees risk management activities.

Members of senior management assist the Board and its committees with their risk oversight responsibilities through routine discussions of risks involved in their specific areas of responsibility. For example, our senior leaders will report to the Board at regular intervals during the year on the Company’s strategic planning activities and risks relevant to execution of the Company’s strategy. In addition, from time to time, independent consultants with specific areas of expertise are engaged to discuss topics that the Board and management have determined may present a material risk to the Company’s operations, plans or reputation.

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	22

Back to Contents

In 2021, as part of our risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Board Oversight of COVID-19

As the COVID-19 pandemic and its variants continued through 2021, the Board oversaw the Company’s response and strategy related to the pandemic’s impact on Hubbell’s businesses, employees and stakeholders. The Board discussed COVID-19 specific issues at each of its meetings and further reviewed such issues in its Board committee-specific meetings, as applicable. Topics the Board discussed and reviewed related to COVID-19 included, but were not limited to, health and safety, human capital management, financial impact, supply chain disruption, compliance, disclosure issues, strategy, compensation, cybersecurity and liquidity. The Board further reviewed COVID-19 related topics with independent consultants engaged by the Board, including its independent compensation consultant, outside counsel and the Company’s independent registered public accounting firm.

Board Committees

The Board of Directors has established the following standing committees to assist it in fulfilling its responsibilities: Audit, Compensation, Executive, Finance and Nominating and Corporate Governance. The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters which are available on the Company’s website at www.hubbell.com, or in the case of the Executive Committee Charter, in Article III, Section 1, of the Company’s By-Laws. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent for purposes of the NYSE listing standards and SEC regulations.

Audit Committee

BONNIE C. LIND (Chair) Members: Rhett A. Hernandez John F. Malloy Jennifer M. Pollino	8 Meetings in 2021	97% Attendance	Independence 4 / 4

Key Oversight Responsibilities

•  Oversees the Company’s accounting and financial reporting and disclosure processes.

•  Appoints the independent auditor and evaluates its independence and performance annually.

•  Reviews the audit plans and results of the independent auditors.

•  Approves all audit and non-audit fees for services performed by the independent auditors.

•  Reviews and discusses with management and the independent auditors matters relating to the quality and integrity of the Company’s financial statements, the adequacy of its internal controls processes and compliance with legal and regulatory requirements.

•  Reviews the Company’s cybersecurity plans, policies, threats and prevention strategies.

The Board of Directors has determined that all members of the Audit Committee are financially literate and meet the NYSE standard of having accounting or related financial management expertise. Each member of the Audit Committee other than Mr. Hernandez is an “Audit Committee Financial Expert” as defined by the SEC. Mr. Steven R. Shawley had been the Chair of the Audit Committee throughout 2021 until his untimely and recent death in February, 2022.

HUBBELL INCORPORATED I 2022 Proxy Statement	23

Back to Contents

Compensation Committee

JOHN G. RUSSELL (Chair) Members: Carlos M. Cardoso Anthony J. Guzzi Neal J. Keating Jennifer M. Pollino	4 Meetings in 2021	100% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•  Determines and oversees the Company’s execution of its compensation programs and employee benefit plans.

•  Reviews and approves all compensation of the CEO and officers of the Company, with input from the independent compensation consultant, Exequity LLP.

•  Appoints the independent compensation consultant and evaluates its independence and performance annually.

•  Determines stock ownership and retention guidelines for the CEO and officers of the Company.

•  Reviews and approves of the Company’s compensation peer group.

Executive Committee

GERBEN W. BAKKER (Chair) Members: Anthony J. Guzzi Neal J. Keating Bonnie C. Lind John F. Malloy John G. Russell	Did not meet in 2021	Did not meet in 2021	Independence 5 / 6

Key Oversight Responsibilities

•  The Executive Committee may meet during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except certain powers set forth in the By-Laws of the Company.

Finance Committee

JOHN F. MALLOY (Chair) Members: Anthony J. Guzzi Rhett A. Hernandez John G. Russell	4 Meetings in 2021	93% Attendance	Independence 4 / 4

Key Oversight Responsibilities

•  Oversees the Company’s financial and fiscal affairs and reviews proposals regarding long-term and short-term financing, material acquisitions, divestitures, reorginizations, joint ventures and similar transactions, dividend policies, stock repurchase programs, stock redemption and issuances, and changes in the Company’s capital structure.

•  Reviews the Company’s major capital expenditure plans and monitors the Company’s insurance programs and tax strategies.

•  Reviews the administration and management of the Company’s pension plans and cash and investment portfolios.

Mr. Steven R. Shawley had been a member of the Finance Committee throughout 2021 until his untimely and recent death in February, 2022.

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	24

Back to Contents

Nominating and Corporate Governance Committee

NEAL J. KEATING (Chair) Members: Carlos M. Cardoso Anthony J. Guzzi Bonnie C. Lind John G. Russell	4 Meetings in 2021	100% Attendance	Independence 5 / 5

Key Oversight Responsibilities

•  Develops the Company’s corporate governance guidelines and monitors adherence to its principles.

•  Approves related person transactions.

•  Evaluates Director independence and compensation.

•  Identifies qualified individuals to become Board members, recommends nominees for election or appointment to the Board and oversees the Board’s and management’s performance evaluation and succession planning process.

•  Oversees the development and administration of the Company’s sustainability and ESG program policies and practices.

See the “Nomination and Election Process” section on page 14 and the “Director Independence” section on page 22 for more information on the actions taken by the Nominating and Corporate Governance Committee in these areas.

Board Practices and Procedures

Code of Business Conduct and Ethics

The Company requires its Directors and officers to act in accordance with the highest standards of ethical conduct and has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that supports the Company’s commitment to the people we serve, the communities we work in, the Company and each other. Our Code of Conduct covers many areas of professional conduct ranging from conflicts of interest, ethical business conduct, employment practices, compliance with applicable laws and regulations, protection of Company assets and confidential information and reporting obligations. Each year, to strengthen the Company’s commitment to ethical conduct, we provide training on various aspects of the Code of Conduct and require all Directors and officers to complete such training and certify compliance with the Code of Conduct. The Code of Conduct can be viewed on the Company’s website at www.hubbell.com. We will disclose any future amendments to, or waivers from, provisions of our Code of Conduct on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Director Resignation Policy

The Board of Directors has adopted a Director resignation policy whereby any Director in an uncontested election who receives more votes “withheld” from their election than votes “for” their election will promptly tender their resignation to the Board. Following receipt of the tendered resignation and within 60 days of certification of the shareholder vote, the NCGC will consider and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will then, within 90 days of certification of the shareholder vote, make a determination taking into consideration the recommendation of the NCGC, the vote results, shareholder input and other relevant factors.

Shareholder Outreach and Engagement

We value shareholders’ perspectives and have a regular process throughout the year to discuss a range of topics, including our performance, strategy, executive compensation, environmental, social and governance matters. Discussions with our shareholders assist us to set goals and expectations for our performance and facilitate identification of emerging issues that may affect our strategies, corporate governance, compensation practices and other aspects of our operations.

HUBBELL INCORPORATED I 2022 Proxy Statement	25

Back to Contents

Our shareholder engagement program includes investor conferences, investor events and one-on-one discussions with our shareholders. In 2021, we reached out to our top 30 shareholders (representing approximately 66% of outstanding shares) to discuss a wide range of business performance, sustainability, climate change, governance, succession, COVID-19, human capital management and compensation topics. In addition, our Chairman, President and CEO, Chief Financial Officer, Senior Vice President, General Counsel and Secretary and other members of senior management engaged with our shareholders on a frequent basis year-round to discuss Hubbell’s strategy, financial and business performance, and ESG programs.

Communications with Directors

Shareholders and interested parties may communicate with the full Board, the Lead Director, the non-management Directors as a group, or with individual Directors by using either of the following methods:

By Writing:	Board of Directors
Hubbell Incorporated
c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary
40 Waterview Drive
Shelton, Connecticut 06484

By Email:	Secretary@hubbell.com

Communications will be forwarded to the specific Director(s) requested by the interested party. General communications will be distributed to the full Board or to a specific member of the Board depending on the material outlined in the communication. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded including job inquiries and resumes, business opportunities, junk or mass mailings, spam, or any hostile, improper, threatening, or illegal communications.

Attendance

In 2021, all Directors attended our 2021 Annual Shareholders Meeting and 97% of the Board and committee meetings on which they are a member.

The Board of Directors held 8 total meetings in 2021. During 2021, Directors attended 97% of all meetings of the Board of Directors and committees of which such Director served as a member. Board members are expected to attend the Annual Meeting of Shareholders. At the 2021 Annual Meeting, all Directors were in attendance.

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	26

Back to Contents

Additional Resources

The Corporate Governance Guidelines and the following additional materials relating to corporate governance are published on our website at www.hubbell.com.

•	Board of Directors - Current Members and Experience
•	Board Committees - Members and Charters
•	Code of Business Conduct and Ethics
•	Third-Party Code of Business Conduct and Ethics
•	Amended and Restated By-Laws
•	Amended and Restated Certificate of Incorporation
•	Compensation Recovery Policy
•	Stock Ownership and Retention Policy
•	Sustainability report and site
•	Contacting our Board of Directors

HUBBELL INCORPORATED I 2022 Proxy Statement	27

Back to Contents

Our Commitment to Sustainability

Hubbell’s sustainability programs align with driving long-term shareholder growth(1).

Hubbell’s commitment to incorporate social responsibility and sustainability initiatives has been a vital part of our business model for years. Our obligations to employees, customers, suppliers, shareholders and the communities we serve go well beyond providing products and services: we have the opportunity to improve people’s lives and the world around us.

(1)	The information within the 2021 Sustainability Report, the 2022 Sustainability Report (available on Hubbell.com), and any other information on the Company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	28

Back to Contents

Hubbell’s
Sustainability Goals

Reduce our absolute Scope 1 and 2 greenhouse gas emissions by 10% by 2025, compared to a 2019 baseline	Reduce our absolute water consumption by 10% by 2025, compared to a 2019 baseline	Sustainability is an established priority in Hubbell’s enterprise-wide business strategy

Achieved A Sustainability
Disclosures Milestone

In 2021, Hubbell published its inaugural sustainability report. This milestone reflects our dedication to building a cohesive ESG strategy intended to drive long-term value and accountability through meaningful progress and transparent and credible disclosures.

The 2021 Sustainability Report(1) highlights Hubbell’s ESG strategies, programs, and progress towards our goals. Explore the report, and our 2022 Sustainability Report(1) (both are available on Hubbell.com), to learn more about our sustainability aspirations and accomplishments.

Our CEO’S Strategic Performance Incentive
In 2021, Hubbell added a strategic component to our Chairman, President and CEO’s annual Short-Term Incentive (“STI”) award design with a 20% weighting tied to performance on strategic initiatives. The addition of this element will support continued focus on critical priorities including diversity, equity, inclusion, sustainability / ESG, and safety.

(1)	The information within the 2021 Sustainability Report, the 2022 Sustainability Report (available on Hubbell.com), and any other information on the company’s sustainability webpage that Hubbell may refer to herein is not incorporated by reference into and does not form any part of this Proxy Statement. Any targets or goals discussed in our sustainability disclosures and within this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement, our sustainability reports, and Hubbell’s sustainability webpage are estimates and may be based on assumptions. We are under no obligation to update such information.

HUBBELL INCORPORATED I 2022 Proxy Statement	29

Back to Contents

Year in Review

Reflecting on our ESG milestones in 2021

ENVIRONMENTAL
STEWARDSHIP

We invested in a new carbon accounting and sustainability data management system to help us track our impact and perform against our goals.

We increased our investment in enviromentalrelated capital expenditure projects by 150%.

Energy efficiency projects were deployed in 3 major sites.

SOCIAL
RESPONSIBILITY

Female employees comprised 32% of our global workforce; 44% of our US employees are racially and ethnically diverse.

Over 98,500 learning hours were delivered to our 19,300+ employees.

The Harvey Hubbell Foundation donated over $1 million to charities.

GOVERNANCE &
ACCOUNTABILITY

Hubbell was recognized as one of the 2022 World’s Most Ethical Companies. This was the second time Hubbell has achieved this recognition.

100% of compliance cases are investigated.

Hubbell scored above the Company’s peer group benchmark for our employee ethical culture survey.

Stakeholder Engagement

Engaging with our stakeholders informs our sustainability program. The following lists our key sustainability stakeholders, how we engage with them, and selected topics of interest that they have raised with us.

Stakeholders	Engagement Mechanisms	Topics of Interest
Customers	• Customer learning and development centers • Sales meetings • New product development	• Product and service quality • Product development and innovation • Responsible sourcing and human rights • Environmental sustainability
Employees	• Town hall meetings • Employee intranet and online social community • Employee events, seminars, and employee inclusion group leadership meetings • Training and development sessions	• Product and service quality • Product development and innovation • Responsible sourcing and human rights • On-site service and support • Environmental sustainability
Investors	• Annual meeting • Quarterly and annual reports • Investor calls, meetings, and conferences	• Financial performance • Executive compensation • ESG performance
Suppliers	• Third-party Code of Business Conduct and Ethics supplier screening and vendor onboarding process	• Responsible sourcing • Quality expectations • Supplier diversity
Communities	• Charitable donation employee matching program • Philanthropic donations and partnerships • Employee volunteering with local nonprofits	• Food and housing insecurity • Social and racial justice • Disaster/pandemic relief

www.hubbell.com	HUBBELL INCORPORATED | 2022 Proxy Statement	30

Back to Contents

Director Compensation

Hubbell’s Director compensation program is reviewed by the Board’s independent compensation consultant and benchmarked annually.

The Nominating and Corporate Governance Committee (“NCGC”) annually reviews all forms of independent Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors, and recommends changes to the Board, when appropriate. The NCGC is supported in this review by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the NCGC, which provides compensation consultation and competitive benchmarking. The NCGC targets director compensation at the median of our peer group, the same peer group used to evaluate the competitiveness of the Company’s executive compensation levels. In addition, the NCGC also reviews Director compensation in relation to general industry companies similar to Hubbell in terms of revenue size as a secondary reference.

Elements of Compensation

In December 2021, following its annual review, the Board of Directors, upon the recommendation of the NCGC and further supported by Exequity, decided to maintain the value of total director compensation as reflected in the table below.

Annual Compensation

Compensation Component	Payment or Value of Equity
Board Service
Annual Board Retainer(1)	$90,000
Annual Restricted Share Grant(2)	$145,000
Lead Director Retainer(3)	$30,000

Committee Service
Committee Annual Retainer(4)	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,000
Finance Committee	$13,000	$5,000
NCGC Committee	$13,000	$5,000
Board/Committee Meeting Fees	None
Discretionary Fee(5)	Upon NCGC recommendation and consent of the Chairman of the Board, fees commensurate with any activities performed outside the scope of normal Board and Committee service, at the Company’s request. No discretionary fees were paid in 2021.
(1)	The amount of the Annual Board Retainer was increased from $85,000 to $90,000 effective as of May 4, 2021.
(2)	The amount of the Annual Restricted Share Grant (the grant date value of Company Common Stock granted at an Annual Meeting that vests on the date of the next Annual Meeting if the Director is still serving (or earlier, upon death or a change in control)) was increased from $130,000 to $145,000, effective as of the grant that was made on May 4, 2021.
(3)	The amount of the Lead Director Retainer was increased from $25,000 to $30,000 effective as of May 4, 2021.
(4)	Annual Retainers are paid on a quarterly basis.
(5)	Activities may include customer visits, conference attendance or training meetings.

HUBBELL INCORPORATED I 2022 Proxy Statement	31

Back to Contents

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for non-management Directors (“Deferred Plan for Directors”) which enables Directors, at their election, to defer all or a portion of their annual Board and Committee retainers into:

•	A Stock Unit account in which each stock unit consists of one share of the Company’s Common Stock. Dividend equivalents are paid on the stock units contained in the Director’s account and converted into additional stock units. Upon distribution, all stock units are payable in shares of Common Stock.
•	A cash account which is credited with interest at the prime rate in effect at the Company’s principal commercial bank on the date immediately following each regularly scheduled quarterly Board meeting.

The Deferred Plan for Directors also enables such Directors, at their election, to defer all or a portion of their annual restricted share grant into a Restricted Stock Unit account providing for the credit of one restricted stock unit for each share of restricted stock deferred. Restricted stock units are subject to the same vesting terms described above and are payable in the form of one share of Common Stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units contained in the account and converted into additional restricted stock units.

Generally, all distributions under the Deferred Plan for Directors are paid only after termination of service and may be paid in a lump sum or in annual installments, at the Director’s election. However, in the event of a change of control, all amounts credited to a Director’s account are paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash.

Charitable Match

The Harvey Hubbell Foundation matches, dollar for dollar, (i) eligible charitable contributions made by a Director and (ii) such other amounts, as applicable, made in connection with the Foundation’s Dollars for Doers matching volunteer hours program to qualifying charitable organizations and educational institutions within certain parameters.

Director Compensation Table

The following table shows the compensation paid by the Company to non-management Directors for service on the Company’s Board of Directors during fiscal year 2021. Mr. Bakker received no compensation beyond that described in the Executive Compensation section on page 59 for his service as a Director.

Name	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Carlos M. Cardoso	102,000	144,819	20,000	266,819
Anthony J. Guzzi	133,600	144,819	23,000	301,419
Rhett A. Hernandez(1)	86,800	144,819	20,000	251,619
Neal J. Keating	108,300	144,819	—	253,119
Bonnie C. Lind	103,300	144,819	—	248,119
John F. Malloy	111,300	144,819	—	256,119
David G. Nord(2)	595,067	—	43,195	638,262
Jennifer M. Pollino	105,300	144,819	34,000	284,119
John G. Russell	113,300	144,819	5,000	263,119
Steven R. Shawley	113,300	144,819	—	258,119
(1)	Mr. Hernandez joined the Board effective March 1, 2021.
(2)	Mr. Nord retired from the Board effective May 4, 2021. The amounts shown in this table reflect the compensation paid to him from January 1, 2021 through his retirement date.
(3)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Mr. Guzzi - $133,600, Mr. Keating - $54,150, Ms. Lind – $103,300 and Mr. Shawley - $113,300.
(4)	Amounts shown represent the grant date fair value of 749 shares of restricted stock granted to each Director at the Company’s May 4, 2021, Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 18 to the Notes to Consolidated Financial Statements for 2021 contained in the Form 10-K filed with the SEC on February 11, 2022. These shares will vest as of the date of the 2022 Annual Meeting of Shareholders if the Director is still serving at that time (or earlier, upon death or a change in control). Mr. Guzzi, Mr. Keating, Ms. Lind and Mr. Shawley each elected to defer their entire 2021 annual restricted stock grant pursuant to the terms of the Deferred Plan for Directors. See the following table for the aggregate number of stock awards held by each Director as of December 31, 2021.
(5)	Amounts shown include Company matching contribution to an eligible institution under The Harvey Hubbell Foundation Matching Gifts Program, and for Mr. Nord, the incremental cost to the Company for the actual cost of financial planning or tax preparation services, personal use of the Company aircraft - $12,654, a Company 401(k) matching contribution of $8,700, and an automatic company retirement contribution of $11,600 under the DC Plan.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	32

Back to Contents

As of December 31, 2021, the following table shows the balance in each non-management Director’s (i) stock unit account (each stock unit represents the right to receive one share of Common Stock) and (ii) restricted stock unit account (each restricted stock unit represents the right to receive one share of Common Stock) under the Deferred Plan for Directors. See the “Deferred Compensation Plan” section on page 32 for additional information:

Name	Aggregate No. of Stock Units Held at Year End (#)	Aggregate No. of Restricted Stock Units Held at Year End (#)
Carlos M. Cardoso	2,262	7,506
Anthony J. Guzzi	29,476	12,218
Rhett A. Hernandez	—	—
Neal J. Keating	6,593	12,218
Bonnie C. Lind	1,064	2,962
John F. Malloy	1,703	1,749
Jennifer M. Pollino	—	—
John G. Russell	6,012	6,772
Steven R. Shawley	7,251	9,078

HUBBELL INCORPORATED I 2022 Proxy Statement	33

Back to Contents

Proposal 2 Advisory Vote to Approve Named Executive Officer Compensation

We have determined that our shareholders should vote on the compensation of our NEOs each year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting shareholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as presented in this Proxy Statement in the Compensation Discussion and Analysis beginning on page 35 and the compensation tables and accompanying narrative disclosure in the Executive Compensation section beginning on page 59. It is expected that the next vote on the frequency of a vote on the compensation of our NEOs will occur at the 2023 Annual Meeting of shareholders.

Accordingly, we will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the shareholders of Hubbell Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the 2021 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this Proxy Statement.”

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program has been designed to attract and retain highly talented executives, deliver compensation that is competitive and fair compared to relevant benchmarks, reward strong Company performance and motivate executives to maximize long-term shareholder returns. To achieve our objectives, we have adopted and maintain sound compensation governance practices and a strong pay for performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore linked to performance on both a short-term and long-term basis.

As an advisory vote, the outcome of this proposal is not binding upon the Company. However, our Compensation Committee and our Board value the opinions of our shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock is required to approve, on an advisory, non-binding basis, the compensation of our NEOs. Majority of votes cast means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will not affect the voting results. Broker discretionary voting is not allowed, so if your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL BY NON-BINDING VOTE OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	34

Back to Contents

Compensation

Discussion and Analysis (“CD&A”)

CD&A Table of Contents

Our Named Executive Officers	35
2021 Highlights	36
Our Compensation Program	40
2021 Compensation Results	46
Other Compensation Policies and Benefit Programs	55

Our Named Executive Officers

Our business benefits from a strong leadership team with deep experience within and outside our industry.

This Compensation Discussion and Analysis (“CD&A”) section of the Proxy Statement describes the material elements of the 2021 compensation program for the following named executive officers (“NEOs”):

Name	Position
Mr. Gerben W. Bakker(1)	Chairman, President and Chief Executive Officer
Mr. William R. Sperry	Executive Vice President, Chief Financial Officer
Mr. Allan J. Connolly	President, Utility Solutions Segment
Mr. Peter J. Lau	President, Electrical Solutions Segment
Ms. Katherine A. Lane	Senior Vice President, General Counsel and Secretary
(1)	Mr. Bakker was appointed Chairman effective May 4, 2021.

Leadership

GERBEN W. BAKKER Chairman, President and Chief Executive Officer

•   Gerben Bakker named Hubbell’s new Chairman of the Board effective May 4, 2021.

•   Mr. Bakker had previously served as Hubbell’s President and Chief Executive Officer since October, 2020 and prior to that led Hubbell’s Power Segment for many years. Mr. Bakker has been with Hubbell for over 30 years.

HUBBELL INCORPORATED I 2022 Proxy Statement	35

Back to Contents

2021 Highlights

Performance Summary(1)

We measure our progress not only in terms of our financial accomplishments, but also in running our business in the best interests of our shareholders, suppliers, customers, employees, and the communities in which we operate. Our accomplishments in 2021 included:

(1)	The performance summary represents the results of continuing operations. See Note 2 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022, for further details.
(2)	Adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	36

Back to Contents

Compensation Summary

The Compensation Discussion and Analysis reviews the objectives and components of Hubbell’s executive compensation program and discusses the 2021 compensation earned by our NEOs. The CD&A also discusses actions taken based on our ongoing commitment to consider shareholder feedback and to ensure our executive team continues to deliver exceptional shareholder value.

2021 Actions:

ROBUST SHAREHOLDER ENGAGEMENT	We contacted shareholders representing more than 66% of our outstanding common stock to obtain their views on our compensation programs, ESG and to discuss our COVID-19 related actions.	See Pages 37-38

SUPPORT ON CURRENT COMPENSATION PROGRAM, PRACTICES, AND DESIGN	Expressed support for design changes made in 2020 and 2021 with a focus on pay for performance and simplicity by balancing internal and external objectives and relative and absolute performance.	See Page 38

REVIEWED ALL COMPENSATION APPROACHES IN LIGHT OF PANDEMIC	For 2021, short and long term awards will be paid out based on the plan design and targets set in the pre-pandemic environment, without modifications relating to the pandemic.	See Page 39

MODIFIED CEO SHORT TERM INCENTIVE COMPENSATION	Added a component representing performance on strategic initiatives at 20% weighting. 84% of CEO annual target compensation opportunity is performance-based.	See Page 38

TRANSPARENT AND COMPETITIVE PROGRAMS	For awards granted in 2021, we simplified Long-Term Performance Awards by moving to 3 overall metrics, increasing the importance of TSR in the overall award, and providing a balanced portfolio of metrics between the short and long-term incentive programs.	See Pages 38-39

Additional information on our 2021 business performance, and the resulting compensation decisions taken by the Compensation Committee, are further summarized in this CD&A.

Notable Activities and Changes

Engagement With Shareholders

Engaging with our shareholders informs our approach to our executive compensation program.

Hubbell engages with shareholders throughout the year on diverse topics such as financial performance, compensation and pay for performance, corporate governance, and sustainability and environmental, social and governance (“ESG”). In 2021, members of our senior management engaged in a targeted outreach with Hubbell shareholders representing approximately 66% of Hubbell’s ownership. The calls were led by a cross-functional group of senior leaders and helped inform the Compensation Committee’s review of the executive compensation and sustainability programs, supplemented by additional advice and benchmarking provided by Hubbell’s independent compensation consultant, Exequity LLP.

Hubbell also had many discussions with its shareholders focused on sustainability and governance topics and as a result of such conversations, increased its public disclosures on various ESG related topics, including issuing its inaugural sustainability report in 2021.

 See additional details on page  and additional details on Hubbell’s ESG and sustainability focus on page .

HUBBELL INCORPORATED I 2022 Proxy Statement	37

Back to Contents

Results of 2021 Advisory Vote on Executive Compensation

Hubbell’s 2021 Say on Pay advisory vote on executive compensation resulted in 97% of the votes cast in favor of the Company’s executive compensation program. Hubbell’s Say on Pay votes have averaged 91% support for the last 10 years. We believe these strong results indicate that our shareholders are generally supportive of our compensation program. Shareholder engagement in 2021 informed our compensation plan design going forward and provided an opportunity to discuss Hubbell’s sustainability and ESG programs, COVID-19 pandemic response, and the impact of the pandemic on our business and compensation programs.

The following sets forth some of the key themes we heard from our shareholders and our responsiveness to their concerns:

What We Heard	How We Responded

Compensation design should be robust enough to withstand pandemic impacts.	Short and Long-Term awards that include targets relating to performance in 2021 will be paid out according to the plan design and targets, with no modifications or changes, demonstrating a compensation program that is well-designed, balanced, and aligns pay with performance.
Importance of performance orientation to a compensation program.	We maintained the 75% performance-based portion of our Long-Term award grants ensuring pay for performance alignment both on an absolute and relative basis.
Interest in the impact of the COVID-19 pandemic on our business, employees, and compensation plans.	We included information detailing our response to the COVID-19 pandemic throughout the proxy. This information describes Hubbell’s COVID-19 related programs for the health and welfare of our employees as well as compensation actions taken to sustain the organization. See pages 5 and 39.

Compensation Changes In 2021

Hubbell made the following changes to its compensation for 2021, based on both what we heard from shareholders in 2020, as well as our experience managing through the pandemic environment:

CEO SHORT TERM INCENTIVE COMPENSATION

Added a component representing performance on strategic initiatives, at 20% weighting.

This change allows the Compensation Committee to further prioritize and appropriately reward performance on critical metrics including inclusion & diversity, sustainability / ESG and acquisitions.

Also ensures further alignment with the incentive compensation design of the balance of the NEOs.

LONG TERM INCENTIVE FOR ALL NEOs

Simplified the performance share grant (while maintaining the weighting at 50% of the overall equity award) to have 3 equally-weighted metrics (versus 3 metrics plus a modifier).

Replaced Trade Working Capital as % of Sales with Relative TSR. This change elevates the role of TSR in the program to ensure internal performance objectives are aligned with shareholder return and provides balance between relative and absolute metrics in the program.

For 2021, the payout scales for relative metrics will be aligned to a quartile payout approach.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	38

Back to Contents

Long-Term Incentive Metrics and Weightings

This overall design of our Long-Term Incentive Program continues to focus our NEOs on our strategic priorities of profitable growth balanced with operational effectiveness, while ensuring alignment with shareholder interests. This program design is described in more detail on page 50.

We believe these changes continue to drive our overall pay for performance philosophy and allow greater focus on the strategic imperatives of Hubbell.

These changes to our compensation program were discussed in shareholder calls and informed by shareholder input.

We carefully evaluated the impact of the COVID-19 pandemic on all compensation plans and programs.

The COVID-19 pandemic had a significant impact on Hubbell’s business in 2021. As we navigated through the pandemic, we carefully reviewed our compensation programs and design. The safety of our employees continues to be our top priority, and our overall response to the pandemic is described more fully on page 5.

Compensation actions to support business in 2021
As a result of the uncertain environment at the beginning of the global pandemic, Hubbell undertook several key compensation actions in 2021:

In July, all Hubbell employees participated in our Global Recharge Day - a paid day off to restore, refresh and recharge.
Increased paid sick time and military leave benefits for employees.
Enhanced global health and wellness programs with a greater commitment and focus on mental health benefits.

In addition to these measures, Hubbell invested in the safety and well-being of our employees through the implementation of increased safety protocols. See additional information about Hubbell’s COVID-19 response on page .

No adjustments or modifications were made to Hubbell's pay programs as a result of the ongoing impact of the COVID-19 pandemic.

Portfolio Management

Impact of the sale of the C&I lighting business

In October of 2021, Hubbell entered into a definitive agreement to sell its commercial & industrial lighting (“C&I”) business. In considering the impact of this sale on our compensation plans, we reviewed our plan documents, our award agreements, conferred with our independent compensation consultant, reviewed GAAP (generally accepted accounting principles) requirements, and

HUBBELL INCORPORATED I 2022 Proxy Statement	39

Back to Contents

considered the intent of our compensation programs. In all instances we reviewed our pay for performance alignment before considering any approaches. As a result, the following is our approach for performance-based compensation programs:

Short Term Incentive – As disclosed on page 5, effective portfolio management is a part of Hubbell’s strategy, and therefore was considered as a part of the decision on the payout percentage of the 20% of the Short-Term incentive plan that is based on performance against strategic objectives.

Long Term Incentive – For the performance period of 2019-2021, the Compensation Committee considered several factors to determine the ultimate payout, including Hubbell's TSR performance at the 75th percentile relative to our peer group, our internal goals, objectives, and performance, and the sale of our C&I lighting business. In support of the performance share program payouts, Hubbell focused on GAAP principles and reporting. This ensures our incentive plans support rewarding management actions that drive our business and support shareholder interests. Payouts for the performance period 2019-2021 are further described on page 54.

Our Compensation Program

Executive Compensation Objectives

Hubbell’s compensation program is designed to achieve the following objectives:

•	Align executive pay to our company performance in order to drive our business strategy.
•	Attract and retain key talent.
•	Align interests of executives with our shareholders.
•	Deliver competitive and fair compensation.

Our compensation decisions for 2021 were directly influenced by our 2021 operating results, our extensive shareholder outreach, and reflect our commitment to pay for performance compensation practices. We use the following objectives to guide our decisions:

ATTRACT, RETAIN, AND MOTIVATE	Attract, retain, and motivate high-quality executive talent essential to our immediate and long-term success.
COMPETITIVE AND FAIR	Deliver target compensation to our executives that is competitive and fair as compared to our relevant external benchmarks.
PAY FOR PERFORMANCE	Align the interests of executives with our shareholders by ensuring our compensation program has a strong pay for performance orientation.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	40

Back to Contents

Compensation Governance Snapshot

The following are highlights of our compensation practices and decisions which exemplify our commitment to sound compensation governance and shareholders’ interests.

What We Do	What We Don’t Do
Pay for Performance. We closely align pay and performance by placing a significant portion of target total direct compensation at risk.	No Single Trigger on Change in Control Benefits. Change in control benefits are provided only upon both a change in control and qualifying termination.
Robust Performance Goals. We establish clear and measurable goals and targets and hold our executives accountable for achieving specified targets to earn a payout under our incentive plans. Performance goals are linked to operating priorities designed to create long-term shareholder value.	No Guaranteed Annual Salary Increases or Bonuses. Annual salary increases are based on evaluations of individual performance and the competitive market. We do not provide guarantees on bonus payouts.
Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to review and advise on executive compensation matters.	No Consultant Conflicts. The independent compensation consultant cannot provide any other services to Hubbell without the Compensation Committee’s approval.
Annual Benchmarking. We review peer and market practice, as well as pay levels on an annual basis.	No Hedging or Pledging. We prohibit our executives, including our NEOs, from hedging or engaging in derivatives trading with respect to company stock.
Shareholder Engagement. We conduct formal outreach with our investors to discuss our compensation programs, the COVID-19 pandemic, ESG, and other issues.	No Excessive Perks. The only perquisites provided are financial and tax planning and limited use of the corporate aircraft subject to Board oversight.
Strong Governance. We have a robust stock ownership policy, a strong clawback policy, and our Short-Term Incentive plans include the option for only negative discretion by the Compensation Committee regarding award amounts paid.	No Tax Gross Ups. We do not provide tax “gross ups” for severance, perquisites, excise tax, or any other benefits provided to our executives, including the NEOs.
No Excessive Supplemental Retirement Plans. We have frozen our supplemental executive retirement plan and only provide new benefits under qualified retirement plans that are made available generally to employees and non-qualified plans that are made available to certain executives.
No Repricing or Cash Buyouts. We prohibit the repricing or buyout of options and SARs without shareholder approval.
No Employment Agreement with CEO or NEOs. Mr. Bakker, our CEO, does not have and has never had an employment agreement with the Company. We do not have any employment agreement with our other NEOs as well.

CEO Pay vs. Realized Pay vs. Company Performance

The Summary Compensation Table on page 59 discloses annual compensation for our NEOs in accordance with the Securities and Exchange Commission (“SEC”) regulations. These regulations provide that the Long-Term Incentive awards be presented as their grant date value according to accounting rules. While this view of grant-date pay can be helpful to compare target pay across companies, it does not provide an accurate assessment of actual value delivered to NEOs based on Company performance.

Therefore, in order to better assess the relationship between pay and performance, the Compensation Committee reviews Hubbell’s NEOs’ realized compensation and performance, as well as realized compensation and performance relative to our Peer Group. The following table provides descriptions of both Summary Compensation Table pay and realized compensation.

HUBBELL INCORPORATED I 2022 Proxy Statement	41

Back to Contents
Pay Summary	Description
Summary Compensation Table (“SCT”)

SEC mandated disclosure

Compensation awarded in the reporting year, as well as value estimates for other types of compensation.

Base salary, bonuses, and cash incentives reflect amounts earned relative to year of service. Long-term incentive awards reflect grant-date fair value of restricted shares, stock appreciation rights, and performance shares.

Realized Compensation

Used to measure impact of performance on pay

Compensation earned during the reporting year, including the actual results of performance-based long-term incentive compensation, plus compensation awarded prior to the reporting year that remains dependent on Company performance.

Base salary, bonuses, and cash incentives reflect amounts earned relative to year of service (consistent with Summary Compensation Table). Long-term incentive awards reflect the value of restricted shares that vested during the period, performance awards paid out during the period, the value of stock appreciation rights exercised during the period, and changes in the value of unvested restricted shares and stock appreciation rights based on changes in stock price during the period.

Hubbell’s CEO Pay is aligned with performance

The graph below identifies for Hubbell and our 2021 Peer Companies (as described on page 45) the relationship between CEO pay rank and relative return to shareholders. Each blue dot represents a company in the Peer Group, and the two yellow dots represent Hubbell in 2020 and 2021. The shaded area marks the range that characterizes ideal pay-for-performance alignment given the pay-for-performance relationships exhibited across the peer group. For 2020 and 2021, Hubbell’s CEO’s compensation is aligned with the Company’s TSR performance.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	42

Back to Contents

Elements of Compensation

Hubbell’s compensation program puts the majority of pay at risk depending on Hubbell’s performance.

The above chart represents the CEO’s compensation as of Dec 31, 2021 (Mr. Bakker), compared to the other NEOs. As Mr. Bakker continues his tenure as the CEO, it is the Compensation Committee’s intention to provide increases, commensurate with performance and peers/market, primarily in incentive based pay focused on long-term elements.

Our pay for performance compensation philosophy is intended to reward our executives for their contributions toward achievement of the Company’s business strategy and goals. To achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of fixed and variable compensation elements that provide executives with income that is reflective of competitive benchmarks and enhances the Company’s ability to attract and retain high quality management talent. Our compensation objectives and business strategy drive how our Compensation Committee designs the elements of our compensation program, as outlined in the following table.

	What?	When?	How?	Link to Strategy and Performance
Base Salary	Fixed Cash	Annual	Reviewed annually for potential adjustment based on factors such as market competitiveness, individual performance and scope of responsibility.	A competitive cash compensation that attracts high caliber executives to lead our Company.
Short-term Incentive	Variable Cash	Annual	Based on achievements with respect to the Company’s financial goals and individual performance against the Company’s strategic objectives.	Designed to motivate our executives to attain short-term performance goals that are linked to our long-term financial and strategic performance objectives.
Long-term Incentive 50% Performance Shares	Variable Equity	3-year period	Performance metrics: relative sales growth, operating profit margin, and relative total shareholder return.	Aligns executives’ interests with achieving critical long-term financial goals of the Company. Further aligns executives with shareholder interests through share price appreciation.
25% Stock Appreciation Rights (“SARs”)	Variable Equity	3-year period, ratable	Award that provides value based on the appreciation in value between the stock price on the date of grant and the date of exercise.	Aligns executives with shareholders through the appreciation of value based on share price performance.
25% Restricted Shares	Variable Equity	3-year period, cliff	Represents a grant of shares of Hubbell’s Common Stock that vest after a three-year period.	Promotes the retention of key executives. Further aligns executives with shareholders interests through share price appreciation.

The Compensation Committee reviews a number of factors when establishing target total compensation for executives including, but not limited to, market data, tenure in position, experience, performance and internal pay equity.

HUBBELL INCORPORATED I 2022 Proxy Statement	43

Back to Contents

Roles for Designing and Delivering Compensation

Hubbell has a clearly defined process and roles in making decisions about compensation over the course of each year.

Role	Process
Compensation Committee	Oversees programs and has ultimate responsibility
Independent Compensation Consultant	Provides market data, insight, and support to the Compensation Committee
CEO and Management	Provides data and limited input to the Compensation Committee
Shareholders	Feedback drives our program

Process and Timeline for Designing and Delivering Compensation

The Compensation Committee follows a comprehensive process to determine compensation values and program design that is informed by Peer Group and market data and supported by the review and advice of an independent compensation consultant.

Over the course of four planned Compensation Committee meetings each year, consistent Compensation Committee agendas ensure thorough review of compensation design and levels for our NEOs. In addition to the planned meetings set forth below, the Compensation Committee also may schedule additional meetings throughout the year on any of the subjects set forth below.

FEBRUARY

•  Approval of base pay changes, STI targets and LTI grant values.

•  Finalization of performance share payouts for the three-year performance period ending the previous December.

•  Performance goals for the long-term and short-term programs are approved.

•  Tally Sheets(1) for all executive officers are reviewed.

JUNE	• Executive compensation design trends and regulatory review. • Pay for performance and realized compensation analysis for prior year and three-year periods. • Review of Peer Group.
SEPTEMBER

•  Executive compensation benchmarking review, relative to the Peer Group and general market.

•  Review/discuss any program design changes for upcoming year.

•  Performance review of current short- and long-term performance grants.

DECEMBER

•  Initial review of individual executive compensation changes for upcoming year.

•  Review/discuss any program design changes for upcoming year.

•  Performance review of current short- and long-term performance grants.

(1)	Tally Sheets identify and value each element of compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, potential change in control and severance benefits and provide an aggregate sum for each executive.

Role of the Compensation Committee and the Independent Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of executive compensation. The Compensation Committee relies on advice and data provided by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the Compensation Committee to assist in its determination of the appropriate amount of total direct compensation for the NEOs. Exequity does not advise the management of the Company and receives no compensation from the Company for services other than those provided to the Compensation Committee and the NCGC (for which it provides guidance on independent Director compensation). See the “Director Compensation” section on page 31. Although the Compensation Committee considers recommendations made by the CEO with respect to executive compensation, the Compensation Committee is solely responsible for making all executive compensation decisions.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	44

Back to Contents

The Compensation Committee discusses its compensation philosophy with Exequity and expects Exequity to present options for award practices and provide context for any proposals, but otherwise does not impose any specific limitations or constraints on or direct the manner in which Exequity performs its advisory services. As advisor to the Compensation Committee, Exequity reviews the compensation strategy and pay levels for the Company’s NEOs, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy and objectives, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs and provides general advice to the Compensation Committee with respect to all compensation decisions pertaining to the CEO and to all officer compensation recommendations submitted by management.

The Compensation Committee assesses the independence of Exequity annually and has concluded that no conflict of interest currently exists or existed in 2021 that would prevent Exequity from providing independent advice to the Compensation Committee regarding executive compensation matters. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) Exequity did not provide any non-compensation-related services (and did not receive any fees for any non-compensation-related services); (2) compliance with Exequity’s internal conflict of interest policies; (3) there are no other business or personal relationships between Company management or members of the Compensation Committee and any representatives of Exequity who provide services to the Company; and (4) neither Exequity nor any representatives of Exequity who provide services to the Company own any Common Stock or other securities of the Company.

Compensation Peer Group

The Compensation Committee assesses each element of executive compensation against the median compensation levels paid to executives in comparable positions in similar industries. As a result of COVID-19 and modest, if any, expectations of target pay increases, the Compensation Committee reviewed benchmark data from the Peer Group. Prior years have focused on both Peer Group and general industry survey data to ensure a more robust analysis. However, given the environment, only Peer Group data was assessed to ensure comparability. The Compensation Committee reviewed 2020 benchmarking data to help inform 2021 target compensation. The table below reflects the 2021 Peer Group.

Acuity Brands, Inc.	Donaldson Company, Inc.	IDEX Corporation	Sensata Technologies Holding plc
AGCO Corporation	Dover Corporation	ITT Inc.	Snap-on Incorporated
AMETEK, Inc.	EnerSys	Lincoln Electric Holdings, Inc.	WESCO International, Inc.
Carlisle Companies Incorporated	Fastenal Company	Regal-Beloit Corp.	Woodward, Inc.
Crane Co.	Fortive Corporation	Rockwell Automation, Inc.	Xylem, Inc.
Curtiss-Wright Corporation	Fortune Brands Home & Security, Inc.	Roper Technologies, Inc.

HUBBELL INCORPORATED I 2022 Proxy Statement	45

Back to Contents

2021 Compensation Results

The Committee targets the 50th percentile of the Peer Group data for compensation elements.

Base Salary

Base salary is the principal fixed component of total direct compensation paid to the NEOs. Salaries are determined by reference to prevailing market pay rates, scope of job responsibility and incumbent performance considerations. The Company intends its base salary expenditures to be consistent with those incurred by similarly positioned companies in our industry, so the Compensation Committee expects base salaries to approximate the 50th percentile of the benchmark community practices. Annually, the Compensation Committee reviews and approves increases as appropriate for the NEOs to ensure their base salaries remain close to market-representative pay levels.

Short-term Incentive Compensation

Hubbell’s Short-Term Incentive Program drives our most critical annual financial metrics, Earnings Per Share and Cash Flow.

Hubbell’s Short-Term Incentive (“STI”) program provides benefits under its Incentive Compensation Plan, which is similar to the design of executive STI award plans that are common at other companies in the general manufacturing environment. Maintaining an STI program that typifies those used elsewhere enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent. Depending on performance in relation to the goals, earned awards can range in size from 0% to 200% of the NEO’s STI target. However, if performance falls below a minimally acceptable threshold, as described below, then no STI award is payable at all. Actual STI awards are only paid to the extent the Company achieves certain performance goals established by the Compensation Committee at the beginning of each year, but the Compensation Committee may use its discretion as to the actual amount of the STI award paid.

The elements of the STI program are:

•	STI target payout percentage for the NEOs is set at the 50th percentile of benchmark practices.
•	The STI payout mix for the NEOs is based 80% on financial performance of the enterprise and 20% on their individual contributions to Hubbell’s strategic objectives. Strategic objectives, as described more fully on page 49 are annual targets that align to Hubbell’s strategic priorities across our key pillars of Serve Our Customer, Grow the Enterprise, Operate with Discipline, and Develop our People.
•	Challenging financial goals are set consistent with the Compensation Committee’s view of strong business performance, as communicated to investors.
•	The STI program includes out a cap on payouts and provide for the Compensation Committee to use negative, but not positive, discretion for all payouts.
•	Payouts for threshold performance are 50% of target, and payouts are capped at 200% of target for maximum performance. No payout is provided if threshold performance is below 50% of target. Payouts are limited to no more than $5 million per person per year.
•	Metrics are evaluated annually and are reviewed to ensure they drive business performance and complement, but do not overlap with, the metrics in the Long-Term Incentive program.
•	Payouts are delivered as cash, subject to applicable tax withholding.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	46

Back to Contents

Annual Short-term Incentive Targets

The Compensation Committee approves annual STI targets based on Peer Group data review. STI targets are expressed as a percentage of base salary, and if targets are changed during the course of the year, the full year target is pro-rated to reflect pre- and post-change periods. Below are the 2021 Targets for each NEO. STI Targets are generally multiplied by the NEO salary in effect on December 31st of the plan year to calculate the dollar value of the STI target.

NEO	Annual Bonus Target
Gerben W. Bakker	110%
William R. Sperry	90%
Allan J. Connolly	75%
Peter J. Lau	75%
Katherine A. Lane	70%

STI Design and Metrics

Hubbell’s 2021 STI program is designed to drive performance on our most critical short-term objectives. The following STI Design and Metrics applies to all NEOs.

STI DESIGN

STI METRICS

The following table outlines the metrics and measurements in Hubbell’s 2021 STI design.

Metric	Level Measured	How is it calculated?	Why is it included in the STI Program?
Earnings Per Share (“EPS”)	Enterprise	Net income divided by outstanding shares of Common Stock.	Affects TSR most directly and is the most critical metric of growth.
Operating Profit (“OP”)	Business Segment	Segment level net sales less cost of goods sold and selling and administrative expenses.	The most comprehensive metric of business segment performance; represents the direct impact of the leader on the business.
Free Cash Flow (“FCF”)	Enterprise	Defined as cash flow from operations less capital expenditures.	Demonstrates management’s ability to generate cash for the business for on-going operations and future investments.
Operating Cash Flow (“OCF”)	Business Segment	Defined as net cash from operating activities.	Demonstrates leaders’ ability to manage on-going operations in a positive manner, generating cash for the enterprise.
Strategic Objectives	Individual	Compensation Committee evaluation of CEO and other NEOs’ individual impact (with CEO input) on Hubbell’s strategic objectives.	Strategic objectives prioritize the most critical short-term and long-term actions for the business in order to deliver shareholder value. Ensures focus on those objectives critical to realizing the business short-term and long-term objectives.

See additional details on each NEO’s STI calculation on page

HUBBELL INCORPORATED I 2022 Proxy Statement	47

Back to Contents
Additional Strategic Objectives Element For CEO

Beginning with the 2021 plan year, we added an element to the Short Term Incentive Design for the CEO representing achievements on the Company’s strategic objectives. This element will represent 20% of the overall design, with the other 80% continuing to be comprised of the Enterprise Performance on EPS and Free Cash Flow. The addition of this element for the CEO design will support continued focus on critical priorities like ESG, portfolio management, digital commerce, cybersecurity, and inclusion and diversity. See page 11 for more details. This also aligns the CEO’s design with the other NEOs.

STI Calculations

Per the elements described above, each NEO has a slightly different calculation methodology for his or her payout. The below graphic outlines the calculations.

Step 1 - Determine the STI Target

Step 2 - Multiply the STI Target by STI Payout Factors

I Mr. Bakker, Mr. Sperry and Ms. Lane

The STI payout factors for Mr. Bakker, Mr. Sperry and Ms. Lane are based 80% on enterprise financial results and 20% on results from their individual contributions to our strategic objectives.

I Mr. Connolly and Mr. Lau

The STI payout factors for Mr. Connolly and Mr. Lau are based 40% on enterprise financial results, 40% on business level results and 20% on results from their individual contributions to our strategic objectives.

Enterprise and Business Level Measures

Payout factors begin at 50% of target (for threshold performance) and are capped at 200% of target (for maximum performance). No payout is provided below threshold performance and the Compensation Committee may not approve a payout factor of greater than 200%. Targets for EPS (65% weighting of overall financials) and Free Cash Flow (35% weighting of overall financials) are approved by the Compensation Committee in February of each year.

In addition to the enterprise measures, which are a part of the STI Design for all NEOs, NEOs who are responsible for business segments within the enterprise are also measured on the financial performance of their segments. In the segments, financial performance is measured through Operating Profit and Operating Cash Flow.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	48

Back to Contents

Strategic Objective Measures

For all the NEOs, a portion of their 2021 STI award is based on the performance of Hubbell’s strategic objectives. Strategic objectives are set at the beginning of each year in the categories listed below. At the end of the annual performance period, the Compensation Committee, with input from management, evaluates the enterprise performance on these objectives, and assigns a payout factor for this portion (20%) of the NEO’s overall STI payout. Payout factors can range from 0-200%. The objectives that were set for 2021 are as follows:

SERVE OUR CUSTOMERS	OPERATE WITH DISCIPLINE	GROW THE ENTERPRISE	DEVELOP OUR PEOPLE
We strive to exceed customer expectations by providing exceptional service and implementing processes that make it easy to do business with us.	We implement industry leading processes to ensure a productive, safe and compliant organization, and maximize our footprint for operational efficiency.	We continue to grow our organization, both through developing innovative new products and by acquiring complementary businesses.	We recruit, hire and develop talent that meets and anticipates the ever-changing needs of our enterprise, while fostering an inclusive and diverse workplace.

2021 Performance Results and Payout

Enterprise Level Measures

The table below shows the enterprise targets and financial payout for 2021 as reviewed and approved by the Compensation Committee.

Metric	Target	Performance vs. Target	Payout %
Adjusted Earnings Per Share	111% (% of PY)	97%	85%
Free Cash Flow	125% (% of NI)	86%	66%
Blended Payout for Enterprise Financial Metrics			78%

Business Level Measures

Two of our NEOs had a portion of their STI based on the performance of one of our two business segments. Mr. Connolly leads the Hubbell Utility Solutions Segment, and Mr. Lau leads the Electrical Solutions Segment. Therefore, the OP and OCF performance of those business segments is a portion of their overall STI payout.

Utility Solutions Segment

Metric	Target	Perf vs. Target	Payout %
Operating Profit	109% (% vs. PY)	86%	66%
Operating Cash Flow	125% (% of OP)	91%	79%
Blended Payout for Business Level Financial Metrics			71%

Electrical Solutions Segment

Metric	Target	Perf vs. Target	Payout %
Operating Profit	106% (% vs. PY)	102%	108%
Operating Cash Flow	101% (% of OP)	80%	51%
Blended Payout for Business Level Financial Metrics			88%

HUBBELL INCORPORATED I 2022 Proxy Statement	49

Back to Contents

Strategic Objective Measures

At the end of the performance period, the enterprise performance on the strategic objectives for 2021 was evaluated to determine the payout percentage for the portion of the short-term incentive. Over the course of 2021, the Company made progress against all the strategic objectives as outlined below.

Strategic Objective	Achievements
Serve our Customers	•	Expanded Hubbell’s digital commerce capabilities and launched a new customer satisfaction survey.
	•	Expanded and improved enterprise utilization of common sales tools.
Operate with Discipline	•	Supply chain constraints impacted operational performance across the organization.
Grow the Enterprise	•	Created organizational infrastructure on innovation big bets while significantly increasing the number of projects through our innovation funnel.
	•	Successful portfolio management.
Develop our People	•	Executed on a multi-year inclusion and diversity strategy, increased training of employees.
	•	Ongoing progress on employee development plans.

In considering the achievements above, as well as the significant effort put forth to effectively guide the Company through the unprecedented challenges of the COVID-19 pandemic, the Compensation Committee approved a 75% payout for the NEOs for the Strategic Objectives portion of their STI.

In addition to leadership on the enterprise-wide objectives as described above, additional factors considered by the Board and the Compensation Committee in evaluating the performance of the CEO for the 20% strategic objective portion include objectives targeted against Hubbell’s vision to be a valued investment, an inclusive organization, and an exceptional customer partner. In considering Mr. Bakker’s performance here, and in light of the overall assessment of the enterprise as described above, the Compensation Committee approved a 75% payout for Mr. Bakker for the strategic portion of his STI award.

Short-term Incentive Payout

The following table shows the STI award earned by each of the NEOs applying the composite payout percentages achieved on their individual performance measures to each of their STI Targets. Their 2021 STI Award is reflected below and in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 59.

	Performance Measures/Results
	EPS and Free Cash Flow (Enterprise Level)	Operating Profit and Operating Cash Flow (Business Level)	Strategic Objectives (Individual)	Total Composite Payout	STI Target ($)	STI Award ($)
Gerben W. Bakker	78%	—	75%	77%	1,069,750	823,700
William R. Sperry	78%	—	75%	77%	607,500	467,800
Allan J. Connolly	78%	71%	75%	74%	450,000	333,000
Peter J. Lau	78%	88%	75%	81%	420,000	340,200
Katherine A. Lane	78%	—	75%	77%	343,000	264,100

Long-Term Incentive (“LTI”) Compensation

Hubbell maintains a Long-Term Incentive plan that extends to its top talent the opportunity to earn rewards in the form of Company Common Stock pursuant to the Company’s Amended and Restated 2005 Incentive Award Plan (as amended and in effect, the “Equity Plan”). The Equity Plan is designed to:

•	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value.
•	Ensure long-term rewards are commensurate with performance.
•	Facilitate the accumulation of shares by leadership, ensuring greater alignment with shareholders.
•	Motivate, retain and reward the NEOs.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	50

Back to Contents

Changes made to 2021 LTI program informed by shareholder feedback:

Maintained performance-based elements of the program at 75% with 50% performance shares and 25% stock appreciation rights.
Simplified performance share program to enhance the role of relative TSR in the program.
Aligned relative payout scales to market quartile approach.

The above design of the long-term incentive award program reflects a strong performance-based orientation as demonstrated by the following:

•	75% of the overall award mix is performance-based, enhancing the connection between long-term achievements and awards.
•	Focused on critical performance metrics: For 2018 and 2020 grants, this included relative sales growth, operating profit margin, trade working capital modified by relative TSR; for 2021 grants, this includes: relative sales growth, operating profit margin and relative TSR.
•	Vesting period for performance shares is three years and vesting period for restricted stock is generally three years except in limited instances (not applicable to our CEO) for talent acquisition or retention purposes.

This encourages a long-term view and
promotes executive retention

The value of long-term incentive awards granted to executives each year is based on several factors, including external practices, the Company’s financial performance in the short-term and long-term, the value of awards granted in prior years, succession considerations and individual performance.

Our LTI program includes financial metrics aligned with our business strategy and that are most correlated with shareholder return within our Peer Group.

Performance Share Awards

Our performance share program continues to evolve in response to our shareholders’ feedback and to ensure alignment with our business strategy. The following table outlines the outstanding performance awards granted to our NEOs.

Grant Date	Performance Period	Program Metrics	Status	See Page(s)
Feb. 2021	2021 – 2023	Relative Sales Growth, Operating Profit Margin, Relative Total Shareholder Return	Pending end of performance period	52-53
Feb. 2020	2020 – 2022	Relative Sales Growth, Operating Profit Margin, Trade Working Capital as % of Revenue, Relative TSR Modifier	Pending end of performance period	53-54
Dec. 2018	2019 – 2021	Relative Sales Growth, Operating Profit Margin, Trade Working Capital as % of Revenue, TSR Modifier	Performance period complete	53-54

In all cases, the actual number of performance shares earned by each NEO will be determined at the end of the three-year period based on Company performance as measured by the performance metrics and targets set out at the time of the grant, all of which are described in the following pages.

HUBBELL INCORPORATED I 2022 Proxy Statement	51

Back to Contents

For all relative measures in the Performance Share Program, Hubbell uses the S&P Capital Goods 900 Index which provides the most applicable and direct comparison to Hubbell’s business than any other index.

Performance Share Grant Design (2021 Grant)

Performance Share Grants made in February of 2021 are comprised of three equally weighted metrics: Relative Sales Growth, Operating Profit Margin, and Relative Total Shareholder Return. The table below details the metrics and calculation methodology, and why they are important to the business.

Metric	Weight	How is it calculated?	Why is it included in the LTI Program?
Relative Sales Growth	1/3rd	Hubbell’s Compounded Annual Growth rate as compared to the companies that comprise the S&P Capital Goods 900 Index.	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.
Operating Profit Margin	1/3rd	Operating income divided by net sales, as compared to a target set at the beginning of the performance period.	Focuses NEOs on improving pricing, productivity, and costs while executing operational objectives including footprint optimization and SKU rationalization.
Relative TSR	1/3rd	Total Shareholder Return (average of the last 20 trading days of the performance period as compared to the average of the first 20 trading days of the performance period, with dividends reinvested as shares), as compared to the companies that comprise the S&P Capital Goods 900 Index.	Ensures alignment with shareholder interests.

Performance Share Grant Targets (2021 Grant)

For the metrics described above, absolute targets are evaluated for each performance period to ensure that the program is designed to deliver continued improvement in the metrics. Relative targets encourage improvement by delivering greater payout for the highest percentile ranking and neutralizes external market effects. The table below sets out each metric at the enterprise level, the respective goals for the three-year period, and the payout percentage of performance shares that would be earned at each specified level of performance. Internally, we communicate to our executives the quartile performance of our peers and Hubbell against operating metrics and focus our executives on achieving top or 2nd quartile performance, while looking to avoid 3rd or 4th quartile performance, ranking at the bottom. As part of the 2021 LTI design, relative scales have been therefore updated to align explicitly with this approach.

RELATIVE SALES GROWTH
	Target	Payout
Max	> 75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

OPERATING PROFIT MARGIN
	Target
	2021 - 2023	Payout
Max	15.5%	200%
Target	14.5%	100%
Threshold	13%	50%
No Payout	< 13%	0%

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	52

Back to Contents
RELATIVE TSR
	Target
	2021 - 2023	Payout
Max	>75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
No Payout	< 25th percentile	0%

Performance Share Grant Design (2018 and 2020 Grants)

Performance Share Grants made in December 2018 and February 2020 are composed of three equally weighted metrics: Relative Sales Growth, Operating Profit Margin and Trade Working Capital as a Percentage of Sales. All three metrics are further modified by Relative Total Shareholder Return. The following table details the metrics and calculation methodology, and why they are important to the business.

Metric	Weight	How is it calculated?	Why is it included in the LTI Program?
Relative Sales Growth	1/3rd	Hubbell’s Compounded Annual Growth rate as compared to the companies that comprise the S&P Capital Goods 900 Index.	Drives growth initiatives, including organic growth, new product development, innovation, and acquisition performance.
Operating Profit Margin	1/3rd	Operating income divided by net sales, as compared to a target set at the beginning of the performance period.	Focuses NEOs on improving pricing, productivity, and costs while executing operational objectives including footprint optimization and SKU rationalization.
Trade Working Capital as a % of Sales	1/3rd	Accounts receivable plus inventory minus accounts payable, the result of which is divided by net sales, as compared to a target set at the beginning of the performance period.	Provides focus on activities that improve operational effectiveness and cash generation, specifically inventory management and accounts payable/ receivable.
Relative TSR	Modifier	Total Shareholder Return (average of the last 20 trading days of the performance period as compared to the average of the first 20 trading days of the performance period, with dividends reinvested as shares), as compared to the companies that comprise the S&P Capital Goods 900 Index. Modifies award up or down if performance is at the top or bottom relative to the S&P Capital Goods 900 Index.	Ensures pay is aligned to shareholder interests.

Performance Share Grant Targets (2018 and 2020 Grants)

For the metrics described above, absolute targets are evaluated for each performance period to ensure that the program is designed to deliver continued improvement in the metrics. Relative targets encourage improvement by delivering greater payout for the highest percentile ranking. The table below sets out each metric at the enterprise level, the respective goals for the three-year period, and the payout percentage of performance shares that would be earned at each specified level of performance.

RELATIVE SALES GROWTH
	Target	Payout
Max	> 80th percentile	200%
Target	50th percentile	100%
Threshold	35th percentile	50%
No Payout	< 35th percentile	0%

OPERATING PROFIT MARGIN
	Target
	2020 - 2022	2019 - 2021	Payout
Max	16%	15.5%	200%
Target	14.5%	14%	100%
Threshold	13%	12.5%	50%
No Payout	< 13%	< 12.5%	0%

HUBBELL INCORPORATED I 2022 Proxy Statement	53

Back to Contents

TRADE WORKING CAPITAL (as % of sales)
	Target
	2020 - 2022	2019 - 2021	Payout
Max	18.5%	19%	200%
Target	19%	19.5%	100%
Threshold	20%	20.5%	50%
No Payout	> 20%	> 20.5%	0%

TSR MODIFIER
Target
Relative TSR Percentile	2020 – 2022	Relative TSR	2019 – 2021
= or > 75th	X 150%	> 80th	X 120%
> 25th - < 75th	X 100%	20th - 80th	X 100%
< or = 25th	X 50%	< 20th	X 80%

No performance shares will be earned for a metric if performance falls below the noted threshold. If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage of performance shares earned will be determined by linear interpolation.

Performance Share Grant Payout (2018 Grant)

The performance period for the LTI Performance Share grant made in December of 2018 ended on December 31, 2021. The table below outlines the actual performance of the metrics within the program, and the associated payouts.

Metric	Weight	Target for 100% Payout	Actual Performance	Payout	FINAL PAYOUT
Projected Relative Sales Growth(1)	34%	50th percentile	48th percentile	94%	94%
OP Margin	33%	14%	12.7%	57%	57%
Trade Working Capital	33%	19.5%	19.4%	120%	120%
TSR Modifier		20th - 80th		100%	100%
BLENDED PAYOUT ACROSS PERFORMANCE SHARES					90%

(1)	The calculation of the relative sales growth measure is dependent upon public availability of financial results from our peer companies. Due to the timing of the availability of this information, the Compensation Committee cannot determine the level of achievement of the performance criteria until a sufficient number of S&P 900 Index companies report their earnings for the year ended December 31, 2021. As a result, the actual payout results for the 2019-2021 performance share award grants based on Relative Sales Growth will not be determined until March 2022 and such payouts will not be approved by the Compensation Committee until April 2022 after the filing of this Proxy Statement. The above projections reflect the results available as of March 21, 2022, including consensus estimates for sales growth for the Peer Group. Shareholders are cautioned, however, that the information that follows is preliminary in nature, is subject to change based on the actual reported results of the S&P 900 Index companies and has not been approved by the Compensation Committee.

Impact to Shares Received

NEO	Target Shares (Dec 2018)	Final Shares (Feb 2022)
Gerben W. Bakker	3,792	3,424
William S. Sperry	4,930	4,452
Allan J. Connolly	948	856
Peter J. Lau	—	—
Katherine A. Lane	246	221

Stock Appreciation Rights (“SARs”)

A SAR gives the holder the right to receive, once vested, the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the market value of a share of Common Stock upon exercise. Generally, SARs vest in three equal installments on each of the first three anniversaries of the grant date. The base price pursuant to which the value of the SARs is measured is the mean between the high and low trading prices of the Company’s Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant (i.e. for the February 10, 2021 grants, February 9, 2021 - $163.26). For future grants, the base price will equal the mean between the high and low trading prices of our Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant. The Company uses this measure for two

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	54

Back to Contents

reasons: first, using the trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore the exact value of each grant before it is made; and second, because of the relatively low volume at which the Company’s stock trades, it suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the number of shares subject to each SAR is formulated on the basis of a modified Black-Scholes calculation. See the section entitled “Equity Award Plan Vesting Provisions” on page 62 for additional information on the terms of these awards.

Time Based Restricted Stock

Time based restricted stock provides incentives for executives to remain employed by the Company and to create and maintain value for shareholders because the value of a restricted share depends on the executive’s continued employment and the value of the Company’s stock on the vesting date. Restricted stock awards are granted in shares of the Company’s Common Stock and generally vest on the third-year anniversary of the grant date.

Other Compensation Policies and Benefit Programs

Stock Ownership and Retention Policy

Hubbell has long encouraged stock ownership by its Directors, officers, and employees to align their interests with the long-term interests of our stockholders.

The Company has a Stock Ownership and Retention Policy which is applicable to the NEOs, the other executive officers, senior level employees and the Directors. For employees, the policy requires covered employees, consistent with their responsibilities to the shareholders of the Company, to hold a significant equity interest in the Company. The terms and conditions of the policy are annually reviewed by the Compensation Committee and Exequity to ensure consistency with current market practices and external benchmarks and alignment between the interests of the employees covered by the policy and the interests of the Company’s shareholders.

The policy provides:

•	Until a covered employee meets his or her ownership minimum, a covered employee must retain 100% of the net shares acquired pursuant to the exercise of a SAR and all other shares directly or indirectly acquired by such covered employee.
•	Once the minimum share ownership level is satisfied, the covered employee is expected to continue to satisfy such requirement for so long as he or she is subject to the policy.
•	Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the covered employee, including restricted stock granted under the Equity Plan, and in-the-money vested (but unexercised) SARs. Shares underlying unearned performance shares are not counted.
•	Covered employees have approximately five years from the earliest date such employee is subject to the policy (in such applicable position) to achieve their minimum ownership requirement.

Accordingly, the policy expects employees to attain a minimum share ownership level equal to their base salary times a certain multiplier, as indicated in the below table. As of December 31, 2021, all NEOs are in compliance with the Stock Ownership and Retention Policy.

Minimum Stock Ownership Requirement

The Stock Ownership and Retention Policy can be viewed on the Company’s website at www.hubbell.com.

HUBBELL INCORPORATED I 2022 Proxy Statement	55

Back to Contents

Compensation Recovery Policy (Clawback)

The Company has a Compensation Recovery Policy which provides that an executive, including a NEO, who is determined to have engaged in fraud or other gross misconduct which contributed in whole or in part to a restatement of the Company’s financial results, may be subject to any one or more of the following disciplinary actions:

•	Termination of employment.

•	Recovery of all or any portion of any performance-based cash or equity paid or vested during the previous three years that would otherwise not have been paid or vested based on the restated financial results.

•	Cancellation or forfeiture of any performance-based cash or equity awards not yet paid or vested or offset against future awards.

The Compensation Committee annually reviews Hubbell’s Compensation Recovery Policy and benchmarks the provisions with its independent compensation consultant, Exequity LLP. All actions taken under this policy will be determined by the Board of Directors in its sole discretion upon consultation with the Audit Committee and the NCGC.

Policy Prohibiting Hedging and Pledging

Our insider trading policy prohibits the hedging and pledging of our securities. Our officers, Directors, and certain employees designated by Hubbell’s Senior Vice President, General Counsel and Secretary who may have access to material, non-public information about Hubbell and its financial condition, as well as all persons living in such restricted persons’ households and any entities directly or indirectly controlled by such restricted persons, are prohibited from (i) engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, and buying put or call options, as well as derivatives such as swaps, forwards, and futures transactions, (ii) pledging our stock as collateral for a loan, credit, stop loss or any other limit orders placed with a broker, except pursuant to an approved 10b5-1 plan and (iii) purchasing our stock on margin or holding our securities in a margin account.

Employee Benefits

NEOs receive employee health & welfare and retirement benefits that are generally available to all employees, as well as certain retirement benefits, limited perquisites (as detailed on page 60), severance and change in control protections. These additional benefits are similar to the types and amounts available to other senior executives of manufacturing companies as demonstrated in the benchmark data. The following table outlines the benefits plans available to the NEOs.

Plan	Description
Hubbell Health & Welfare Benefits	Cafeteria-style plans that provide medical, dental, prescription, life insurance, disability and the option to purchase other voluntary benefits.
Qualified Pension Plan	Defined Benefit plan providing annuity-option benefits at retirement or a lump sum within one year of separation of employment based on a pre-determined formula taking into account service and compensation. Plan was closed to new entrants in 2004, service accruals were frozen in February 2017 and compensation was frozen at the end of 2020.
Qualified 401(k) Plan	Defined Contribution Safe-Harbor plan providing for tax-deferred savings options to employees up to IRS guidelines. Plan provides for a 4% automatic contribution and a 50% match on the first 6% of employee contributions.
Non-Qualified Defined Benefit Restoration Plan	Restoration or excess benefit plan for Defined Benefit Plan for employees with earnings in excess of IRS limits. Plan was closed to new entrants in 2004, service accruals were frozen in February 2017 and compensation accruals was frozen at the end of 2020.
Non-Qualified Defined Contribution Restoration Plan	Restoration or excess benefit plan for Defined Contribution Plan for employees with earnings in excess of IRS limits. Plan provides for a 4% contribution for those earnings in excess of the limits, and for a restoration match for employees who also participate in the Executive Deferred Compensation Plan.
Executive Deferred Compensation Plan	Permits eligible executives to defer up to 50% of short-term incentive and 100% of their base salary.

Note that all of these plans are offered to NEOs on the same basis as all other eligible employees and executives.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	56

Back to Contents

Retirement Plans and Nonqualified Deferred Compensation Plans

Qualified Pension Plans

The Company maintains a defined benefit pension plan (the “DB Plan”) and a defined contribution retirement plan (the “DC Plan”) in which named executive officers participate along with the other employees of Hubbell.

Employees hired after December 31, 2003, are not eligible to participate in the DB Plan but may participate in the DC Plan. The Company closed the DB Plan to new employees after 2003 following its determination that it was no longer necessary in order to attract talent in the marketplace. Service credit under the DB Plan ceased effective February 28, 2017, and a subsequent freeze on eligible compensation was effective December 31, 2020. Mr. Bakker is the only NEO who participates in the DB Plan.

The DC Plan provides that the Company will make a fully vested annual non-elective Company contribution of 4% of eligible earnings on behalf of all eligible participants, including the NEOs. Additionally, the Company makes a matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that he or she contributes to the DC Plan, subject to Code limitations. All of the NEOs are participants in the DC Plan on the same terms as other employees in the Company.

Non-Qualified Supplemental Retirement Plans

Certain Senior Executives of the Company, including the NEOs, are eligible to participate in supplemental retirement plans including the Top Hat Restoration Plan (“DB Restoration Plan”) and the Defined Contribution Restoration Plan (“DC Restoration Plan”) which are available to DB Plan and DC Plan participants, respectively, with compensation in excess of Code limitations applicable to qualified plans.

The DB Restoration Plan is an “excess benefit plan” under which participants in the DB Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the DB Plan, but without regard to the applicable limits on compensation or benefit accruals required by the tax-qualified plan rules. Mr. Bakker is the only NEO that participates in the DB Restoration Plan. The DC Restoration Plan, also an “excess benefit plan,” enables participants in the DC Plan to receive Company contributions equal to the additional contributions such employee would have received under the DC Plan, but for the compensation limits imposed by the tax-qualified plan rules.

The DB Restoration Plan and DC Restoration are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension and retirement benefits which supplement the benefits available under the Company’s tax-qualified retirement plans.

Executive Deferred Compensation Plan

The Company also has a non-qualified Executive Deferred Compensation Plan (“EDCP”), which permits selected individuals, including our NEOs, to defer the receipt of up to 50% of their base salary and 100% of their short-term incentive award. The EDCP also provides for discretionary contributions by the Company. No such discretionary contributions were made in 2021. Amounts deferred under the EDCP are credited with earnings on the basis of individual investment directions made by each participant. The purpose of the EDCP is to provide a tax and retirement planning tool to selected individuals and thus assist the Company in attracting and retaining senior management. See the “Non-Qualified Deferred Compensation” section on page 66.

Perquisites

In 2021, the Company provided the following limited perquisites to its NEOs: financial planning and tax preparation services and limited personal travel on the Company aircraft. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of the executives’ time and protection of the executives’ personal and financial health and thus the Company’s investment in their development. The Company routinely examines the competitiveness of the perquisites offered in light of the evolving competitive landscape and determines whether any modifications are appropriate. Footnote 5 to the “Summary Compensation Table” on page 60 outlines the benefits received by each NEO in 2021.

HUBBELL INCORPORATED I 2022 Proxy Statement	57

Back to Contents

Severance and Change in Control Benefits

Hubbell maintains a Policy for Providing Severance to Senior Employees (the “Severance Policy”) that generally provides severance to its senior management in the event of certain “involuntary” terminations of employment with Hubbell.

The Company has also entered into Change in Control Severance Agreements (“CIC Agreements”) with certain of its NEOs which provide certain alternative severance benefits in the event such NEO’s employment is involuntarily or constructively terminated in connection with a change in control. Such severance benefits are designed to alleviate the financial impact of termination of employment through base salary and health benefit continuation and outplacement services, with the intent of providing for a stable work environment by reinforcing and encouraging executives’ continued attention and dedication to their duties of employment without the personal distraction or conflict of interest that could arise from the occurrence of a change in control. The Compensation Committee annually reviews Hubbell’s CIC Agreements and benchmarks the provisions of each with its independent compensation consultant, Exequity LLP.

The decision to offer benefits under the Severance Policy and the CIC Agreements does not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on its independent compensation consultant, Exequity, to ensure that such severance and change in control benefits align with the policy statements put forth by governance rating agencies and market practices in the area of severance and change in control compensation.

Accordingly, the Company’s CIC Agreements contain the following types and amounts of compensation benefits payable to senior executives upon a change in control:

•	Double trigger (change in control plus termination of employment) required to obtain cash severance benefit.

•	Lump sum cash payments not to exceed 2.75 times base salary plus short-term incentive award.

•	“Responsive Trigger” LTI awards do not automatically become vested and payable upon a change in control (as described below).

•	Elimination of gross ups to cover excise taxes.

Upon a change in control, all LTI awards (other than any portion subject to performance-based vesting) will continue in effect or be assumed or substituted by an acquiring company, unless the Compensation Committee elects to terminate the award or cause it to fully vest. The portion of an award that is subject to performance-based vesting will be subject to the terms of the award agreement or the Compensation Committee’s discretion, as applicable.

If a LTI award continues in effect or is assumed or substituted and a grantee’s employment is terminated without cause or within twelve months following a change in control, then the award will fully vest as of the date of termination. Similarly, if the acquiring company refuses to assume or substitute an award, the Compensation Committee may exercise its discretion to terminate the award in exchange for cash, rights or property, or cause the awards to become fully exercisable prior to the change in control.

For additional information relating to the Company’s change in control and severance benefits, including under the CIC Agreements and the Severance Policy, see the “Potential Post-Employment Compensation Arrangements” section on page 67.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management and its independent compensation consultant, Exequity. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation Committee

John G. Russell, Chair

Carlos M. Cardoso

Anthony J. Guzzi

Neal J. Keating

Jennifer M. Pollino

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	58

Back to Contents

Executive Compensation

Summary Compensation Table

Named Executive Officer	Year	Salary ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Gerben W. Bakker Chairman, President and Chief Executive Officer	2021	972,500	3,130,670	1,025,488	823,700	—	136,342	6,088,700
	2020	768,319	2,541,156	838,512	703,400	1,716,976	106,323	6,674,686
	2019	601,800	292,561	292,506	738,500	914,348	81,517	2,921,232
William R. Sperry Executive Vice President, Chief Financial Officer	2021	672,692	1,335,717	437,506	467,800	—	89,107	3,002,822
	2020	618,846	1,212,363	400,005	457,400	—	96,008	2,784,622
	2019	615,200	149,965	150,004	680,000	—	108,932	1,704,101
Allan J. Connolly President, Utility Solutions Segment	2021	597,692	782,325	256,247	333,000	—	365,437	2,334,701
	2020	548,415	757,652	249,994	438,800	—	372,777	2,367,638
	2019	591,821	125,014	124,993	449,800	—	338,984	1,630,612
Peter J. Lau(1)	2021	558,462	610,526	200,006	340,200	—	64,687	1,773,881
President, Electrical Solutions Segment
Katherine A. Lane Senior Vice President, General Counsel and Secretary	2021	487,692	610,526	200,006	264,100	—	49,432	1,611,756
	2020	442,223	568,276	187,502	237,700	—	46,630	1,482,331
	2019	366,200	172,460	172,508	291,500	—	37,974	1,040,642

(1)	First reported as a NEO in 2021.
(2)	The amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of restricted stock, performance shares and SARs granted in 2021 as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 18 to the Consolidated Financial Statements for 2021 in the Form 10-K filed with the SEC on February 11, 2022. The actual value that an executive may realize from an award is contingent upon the satisfaction of the vesting conditions of the award. For SARs, the actual value of the award is based upon the positive difference between the base price and the market value of a share of Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For performance shares with a Relative Sales Growth performance metric, fair value is based upon the average between the high and low trading prices of the Company’s Common Stock on the date preceding the grant date and assumes that the award will vest at target.
(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect short-term incentive awards earned under the Company’s Short-term Incentive Plan.
(4)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the retirement plans in which they participate. See the “Employee Benefits” section on page 56 and “Retirement Plans and Nonqualified Deferred Compensation Plans” section on page 57. The present value of accrued benefits at December 31, 2019 is based on the Pri-2012 Healthy Annuitant Mortality Tables, sex distinct, with generational projection from 2012 using Scale MP-2019 and using a discount rate of 3.30%. The present value of accrued benefits at December 31, 2020 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2020 and using a discount rate of 2.60%. The present value of accrued benefits at December 31, 2021 is based on the Pri-2012 Healthy Annuitant Mortality White Collar Tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 2.90%. Participants are assumed to retire at age 62 or current age, if later. Based on these assumptions, the actuarial value of Mr. Bakker’s pension decreased by $112,699 from 2020 to 2021, and therefore the amount is reported in the above table as $0.

HUBBELL INCORPORATED I 2022 Proxy Statement	59

Back to Contents
(5)	The amounts reported in the All Other Compensation column for 2021 are detailed in the following table:

Name	Retention(a) ($)	Perquisites(b) ($)	Relocation(c) ($)	Retirement Plan Contributions(d) ($)	Total ($)
Gerben W. Bakker	—	17,581	9,550	109,211	136,342
William R. Sperry	—	10,000	—	79,107	89,107
Allan J. Connolly	283,463	9,845	—	72,129	365,437
Peter J. Lau	—	10,000	8,840	45,847	64,687
Katherine A. Lane	—	10,666	—	38,766	49,432

(a)	The amounts in the Retention column reflect a value paid to Mr. Connolly related to an employment agreement provided to him as a part of the acquisition of the Aclara business in 2018 (as amended). This value described was a cash bonus paid on the third-year anniversary of the acquisition date. The employment agreement has since expired.
(b)	The amounts in the Perquisites column reflect the incremental cost to the Company for the actual cost of financial planning or tax preparation services up to a maximum of $10,000 for each NEO, the matching gifts made by The Harvey Hubbell Foundation; and personal use of the Company aircraft for Mr. Bakker - $7,581, which includes fuel costs, crew expenses, and landing, hangar, airplane parking, ramp, and maintenance fees.
(c)	The amounts in the Relocation column reflect amounts paid to Mr. Bakker and Mr. Lau as reimbursement for costs associated with their relocation associated with the appointment to their current positions.
(d)	The amounts in the Retirement Plan Contributions column reflect Company 401(k) matching contributions of $8,700 for Mr. Bakker, Mr. Sperry, Mr. Connolly and Ms. Lane and $8,042 for Mr. Lau; and an automatic company retirement contribution of $11,600 for each NEO under the DC Plan. This column also includes the following Company Retirement contribution earned under the DC Restoration Plan in 2021 to be contributed in 2022 for: Mr. Bakker - $55,436, Mr. Sperry - $33,604, Mr. Connolly - $29,860, Mr. Lau - $15,694, and Ms. Lane - $17,416. This column also includes the following restoration match contributions under the DC Restoration Plan earned in 2021 and contributed in 2022 for: Mr. Bakker - $33,475, Mr. Sperry - $25,203, Mr. Connolly - $21,969, Mr. Lau - $10,511, and Ms. Lane - $1,050.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	60

Back to Contents

Other Compensation Tables

Grants of Plan-Based Awards in Fiscal Year 2021

The following table presents information concerning plan-based awards granted in 2021 to the NEOs under the Company’s Incentive Plan and Equity Plan. All stock awards are payable in shares of the Company’s Common Stock.

			Est. Future Payouts Under Non-Equity Incentive Plan Awards(1)			Est. Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair Value
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Number of Shares of Stock or Units(3) (#)	Number of Shares Underlying Options(3) (#)	or Base Price of Option Awards(4) ($/Sh)	of Stock and Option Awards(5) ($)
Gerben W. Bakker	STI	2/10/21	534,900	1,069,800	2,139,600	—	—	—	—	—	—	—
	RS	2/10/21	—	—	—	—	—	—	6,281	—	—	1,025,436
	SAR	2/10/21	—	—	—	—	—	—	—	34,845	163.26	1,025,488
	PS/RSG	2/10/21	—	—	—	2,094	4,188	8,376	—	—	—	636,241
	PS/OPM	2/10/21	—	—	—	2,094	4,188	8,376	—	—	—	636,241
	PS/TSR	2/10/21	—	—	—	2,093	4,187	8,374	—	—	—	832,752
William R. Sperry	STI	2/10/21	303,750	607,500	1,215,000	—	—	—	—	—	—	—
	RS	2/10/21	—	—	—	—	—	—	2,680	—	—	437,537
	SAR	2/10/21	—	—	—	—	—	—	—	14,866	163.26	437,506
	PS/RSG	2/10/21	—	—	—	894	1,787	3,574	—	—	—	271,481
	PS/OPM	2/10/21	—	—	—	894	1,787	3,574	—	—	—	271,481
	PS/TSR	2/10/21	—	—	—	893	1,786	3,572	—	—	—	355,218
Allan J. Connolly	STI	2/10/21	225,000	450,000	900,000	—	—	—	—	—	—	—
	RS	2/10/21	—	—	—	—	—	—	1,570	—	—	256,318
	SAR	2/10/21	—	—	—	—	—	—	—	8,707	163.26	256,247
	PS/RSG	2/10/21	—	—	—	524	1,047	2,094	—	—	—	159,060
	PS/OPM	2/10/21	—	—	—	523	1,046	2,092	—	—	—	158,908
	PS/TSR	2/10/21	—	—	—	523	1,046	2,092	—	—	—	208,039
Peter J. Lau	STI	2/10/21	210,000	420,000	840,000	—	—	—	—	—	—	—
	RS	2/10/21	—	—	—	—	—	—	1,225	—	—	199,994
	SAR	2/10/21	—	—	—	—	—	—	—	6,796	163.26	200,006
	PS/RSG	2/10/21	—	—	—	409	817	1,634	—	—	—	124,119
	PS/OPM	2/10/21	—	—	—	409	817	1,634	—	—	—	124,119
	PS/TSR	2/10/21	—	—	—	408	816	1,632	—	—	—	169,294
Katherine A. Lane	STI	2/10/21	171,500	343,000	686,000	—	—	—	—	—	—	—
	RS	2/10/21	—	—	—	—	—	—	1,225	—	—	199,994
	SAR	2/10/21	—	—	—	—	—	—	—	6,796	163.26	200,006
	PS/RSG	2/10/21	—	—	—	409	817	1,634	—	—	—	124,119
	PS/OPM	2/10/21	—	—	—	409	817	1,634	—	—	—	124,119
	PS/TSR	2/10/21	—	—	—	408	816	1,632	—	—	—	169,294

HUBBELL INCORPORATED I 2022 Proxy Statement	61

Back to Contents
(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive award opportunity for each of the NEOs under the Company’s Short-term Incentive Plan. The NEOs are eligible for a payout within the threshold and maximum range depending upon several performance factors such as earnings per share, operating profit improvement, free and operating cash flow and strategic objectives. See the “Short-Term Incentive Compensation” section on page 46.
(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the target number of performance shares (“PS”) awarded to the NEOs under the Equity Plan on February 10, 2021, and the threshold and maximum number of performance shares that may be earned. Performance shares are earned on three measures: (i) Relative Sales Growth (“RSG”), (ii) Operating Profit Margin (“OPM”) and (iii) Total Shareholder Return (“TSR”). The actual number of performance shares earned will be determined at the end of a three-year period. See the “Performance Share Awards” section on page 51.
(3)	The amounts reported in the All Other Stock Awards and All Other Option Awards columns reflect the number of shares of Restricted Stock (“RS”) and Stock Appreciation Rights (“SARs”) awarded under the Equity Plan on February 10, 2021. SARs are subject to vesting in three equal annual installments on the anniversary of the grant date. Upon retirement, RS will vest in full. SARs and RS become fully vested upon death or disability.
(4)	The amount reported in the Exercise or Base Price of Option Awards column reflects the mean between the high and low trading prices of the Company’s Common Stock on the trading day immediately preceding the date of grant which was the fair market value of the Company’s Common Stock as defined under the Equity Plan.
(5)	The amounts reported in the Grant Date Fair Value of Stock and Option Awards column reflect the aggregate fair value of the RS and SARs granted to each NEO on February 10, 2021, based upon the probable outcome of performance conditions, as applicable, and disclosed in Note 18 within the Notes to the Consolidated Financial Statements in the Company’s 2021 Annual Report on Form 10-K filed with the SEC on February 11, 2022.

Equity Award Plan Vesting Provisions - Grant Terms

The following table describes the general terms of each of the equity incentive awards granted to the applicable NEOs on February 10, 2021.

	Restricted Stock	Performance Shares	Stock Appreciation Rights
Description	A grant of a number of shares subject to forfeiture if not vested.	A promise to receive a number of shares on the third-year anniversary of the grant date subject to meeting performance goals.	Right to receive, in stock, the appreciation in value between the stock price on the date of grant and date of exercise.
Abbreviation	RS	PS	SARs
Vesting Period	3-year cliff vesting on the anniversary of the grant date.(1)	3-year cliff vesting on attainment of three stated performance measures.	1/3 per year on the anniversary of the grant date.

(1)	The vesting period for restricted stock is generally three-years except in limited instances for retention or for talent acquisition purposes.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	62

Back to Contents

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information on all restricted stock, SARs and performance share awards held by the NEOs of the Company and the value of such holdings measured as of December 31, 2021. All outstanding equity awards are in shares of the Company’s Common Stock.

		Option Awards(1)				Stock Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that have not Vested(2) (#)	Market Value of Shares or Units that have not Vested(3) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or other Rights that have not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or other Rights that have not Vested(5) ($)
Gerben W. Bakker	12/10/13	3,971	—	107.87	12/10/23	—	—	—	—
	2/1/14	4,668	—	117.16	2/1/24	—	—	—	—
	12/2/14	9,970	—	106.44	12/2/24	—	—	—	—
	12/8/15	13,813	—	97.48	12/8/25	—	—	—	—
	12/6/16	17,090	—	113.69	12/6/26	—	—	—	—
	12/5/17	19,170	—	127.51	12/5/27	—	—	—	—
	12/14/18	16,547	—	105.49	12/14/28	—	—	3,792	789,760
	7/1/19	9,176	4,589	129.28	7/1/29	2,263	471,315	—	—
	2/13/20	11,056	22,113	149.49	2/13/30	5,609	1,168,186	11,218	2,336,373
	2/10/21	—	34,845	163.26	2/10/31	6,281	1,308,144	12,563	2,616,496
William R. Sperry	12/14/18	7,171	—	105.49	12/14/28	—	—	4,930	1,026,771
	7/1/19	4,706	2,353	129.28	7/1/29	1,160	241,593	—	—
	2/13/20	5,274	10,549	149.49	2/13/30	2,676	557,331	5,352	1,114,661
	2/10/21	—	14,866	163.26	2/10/31	2,680	558,164	5,360	1,116,327
Allan J. Connolly	12/14/18	4,137	—	105.49	12/14/28	—	—	948	197,440
	7/1/19	3,921	1,961	129.28	7/1/29	967	201,397	—	—
	2/13/20	3,296	6,593	149.49	2/13/30	1,672	348,227	3,345	696,663
	2/10/21	—	8,707	163.26	2/10/31	1,570	326,984	3,139	653,760
Peter J. Lau	9/1/20	—	—	—	—	2,763	575,450	—	—
	2/10/21	—	6,796	163.26	2/10/31	1,225	255,131	2,450	510,262
Katherine A. Lane	7/1/17	883	—	113.03	7/1/27			—	—
	12/5/17	2,442	—	127.51	12/5/27			—	—
	12/14/18	2,868	—	105.49	12/14/28			246	51,234
	7/1/19	5,412	2,706	129.28	7/1/29	1,334	277,832	—	—
	2/13/20	2,472	4,945	149.49	2/13/30	1,254	261,171	2,509	522,549
	2/10/21	—	6,796	163.26	2/10/31	1,225	255,131	2,450	510,262

(1)	The Option Awards column reflects SARs that were granted to each NEO on the dates shown. SARs entitle the recipient to receive the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the fair market value of a share of Common Stock upon exercise. Generally, SARs vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 62.
(2)	The No. of Shares or Units of Stock that have not Vested column reflects restricted stock granted on the following dates and terms: 2/10/21, 9/1/20, 2/13/20, and 7/1/19 RS grants - Vest on the third-year anniversary of the grant date except for 2,763 shares granted to Mr. Lau on 9/1/20 which vest in three equal installments on each of the first three anniversaries of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 62.
(3)	The Market Value of Shares or Units that have not Vested is based upon the closing market price of the Company’s Common Stock on December 31, 2021 of $208.27.
(4)	The Equity Incentive Plan Awards: No. of Unearned Shares, Units, or Other Rights that have not Vested column reflects performance shares granted on the following dates and terms for the performance periods noted: 2/10/21 - Vest based on achievement of each of three measures as described in the “Performance Share Awards” section on page 51 at the end of a three-year performance period (1/1/21 - 12/31/23). 2/13/20 and 12/14/18 - Vest based on achievement of each of three measures as described in the “Performance Share Awards” section on page 51 at the end of a three-year performance period (1/1/20 - 12/31/22 and 1/1/19 - 12/31/21, respectively), as adjusted based on TSR performance.
(5)	The Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested column is based upon the closing market price of the Company’s Common Stock on December 31, 2021, of $208.27.

HUBBELL INCORPORATED I 2022 Proxy Statement	63

Back to Contents

Option Exercises and Stock Vested During Fiscal Year 2021

The following table provides information on the number of shares acquired and the value realized by the NEOs during fiscal year 2021 on the exercise of SARs and on the vesting of restricted stock and performance shares.

	Option Awards		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	No. of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Gerben W. Bakker	5,742	494,659	4,158	806,964	(2)
	—	—	2,890	555,169	(3)
William R. Sperry	43,735	1,646,687	5,712	1,099,041	(2)
	—	—	4,432	851,387	(3)
Allan J. Connolly	—	—	4,491	764,464	(2)
	—	—	—	—
Peter J. Lau	—	—	1,381	282,359	(2)
	—	—	—	—
Katherine A. Lane	—	—	165	34,386	(2)
	—	—	184	35,346	(3)

(1)	The amounts reported in the Option Awards - Value Realized Upon Exercise column reflect the number of shares acquired upon exercise of SARs multiplied by the difference between the base price of the SAR and the market price of the Company’s Common Stock on the date of exercise.
(2)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of shares of performance based restricted stock and time-based restricted stock, as applicable, acquired upon vesting multiplied by the closing market price of the Company’s Common Stock on the following vesting dates: February 8, 2021 - $163.04, February 11, 2021 - $163.07, September 1, 2021 - $204.46 and December 14, 2021 - $208.40.
(3)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of performance shares earned multiplied by the closing market price of the Company’s Common Stock on February 9, 2022, $192.10 the date the delivery of the performance shares was approved for the performance period ending December 31, 2021.

Pension Benefits in Fiscal Year 2021

The following table provides information on the retirement benefits for the NEOs under the Company’s DB Plan and DB Restoration Plan in which they participate. See the “Employee Benefits” section on page 56.

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During the Last Fiscal Year ($)
Gerben W. Bakker	DB Plan	25.92	1,071,346	—
	DB Restoration Plan	25.92	3,748,359	—

(1)	For the DB Plan and the DB Restoration Plan, the present value of accrued benefits at December 31, 2021 are determined based on the Pri-2012 Healthy Annuitant Mortality White Collar tables, sex distinct, with generational projection from 2012 using Scale MP-2021 and using a discount rate of 2.90%. Participants are assumed to retire at age 62 or current age, if later.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	64

Back to Contents

Pension Benefit Calculations

The following paragraphs describe the manner in which benefits are calculated under each of the Company’s retirement plans:

DB Plan and DB Restoration Plan

The DB Plan provides for participation by all regular full-time salaried employees (other than employees who are subject to a collective-bargaining agreement) who were employed by covered Company businesses on December 31, 2003.

The annual benefits under the DB Plan upon normal retirement (age 65) are calculated under the following formula in which Final Average Pay refers to the average of the executive’s highest three consecutive earnings (base salary and short-term incentives) in the last ten years:

•	For all other participants hired before January 1, 2004, the formula is as follows:

Benefits under the DB Restoration Plan are calculated in the same manner as benefits under the DB Plan, but without regard to any limits on compensation or benefit accruals that may apply under the DB Plan as required by the tax-qualified plan rules. DB Restoration benefits are payable based on a life annuity distribution (although 50% of the benefits are payable to the participant’s surviving spouse in the event of his or her death after commencing benefits), except that benefits are paid out as a lump sum if a participant as of the date of a change in control experiences a termination of employment within 2 years following the change in control.

Beginning in 2017, the DB Plan began a transition to being fully frozen. Years of Service was frozen under the DB Plan and the DB Restoration Plan effective February 28, 2017 and Final Average Pay, Social Security Covered Compensation, and Social Security Benefit was frozen under the DB Plan and the DB Restoration Plan effective December 31, 2020.

DC Plan and DC Restoration Plan

As described under the Employee Benefits section on page 56, the DC Plan provides eligible participants with a fixed non-elective contribution of 4% of eligible earnings and a matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that the employee voluntarily contributes to the DC Plan.

The Company also provides a DC Restoration Plan to allow for excess contributions on behalf of those employees whose contributions are limited under the tax-qualified DC Plan due to compensation limits imposed by the IRS. Employees impacted by those limitations receive a contribution under the DC Restoration Plan equal to the same percentage used for the DC Plan multiplied by their eligible earnings in excess of the IRS limits.

The DC Restoration Plan provides each participant with (i) an annual non-elective contribution equal to the excess of 4% of eligible earnings over the amount credited as a safe harbor non-elective contribution to the DC Plan for that year and (ii) an annual matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that he or she voluntarily contributes to the DC Plan and/or defers to the Executive Deferred Compensation Plan less the maximum amount of matching contributions that could have been credited under the DC Plan if he or she had contributed the maximum amount permitted under the DC Plan for that year.

HUBBELL INCORPORATED I 2022 Proxy Statement	65

Back to Contents

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan

The EDCP enables certain designated executives to defer up to 50% of their annual base salary and up to 100% of their annual short-term incentive compensation. Amounts deferred under the EDCP are nominally invested at the discretion of the participant in the same mutual funds available to all employees in the DC plan and all participants are immediately 100% vested in the amounts they elect to defer. The Company is permitted to make discretionary contributions to EDCP participants and to make contributions subject to vesting conditions or other restrictions.

Participants are generally required to make their deferral elections by December 31 of the year prior to the year in which the base pay is paid, and the short-term incentive award is earned. At that time, participants also elect the future date for distributions. Distributions can be made at any time while the participant remains an employee (but no sooner than two years after the year for which the deferral is made) or upon separation from service or a change in control. Distributions upon separation from service may be made in lump sum or installments over 5, 10 or 15 years. In service distributions and distributions upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Non-Qualified Deferred Compensation in Fiscal Year 2021

The following table provides information on the benefits earned by each NEO under the Company’s EDCP and DC Restoration Plan:

Name	EDCP Executive Contributions in 2021(1) ($)	EDCP Aggregate Earnings in Last FY(3) ($)	DC Restoration Plan Registrant Contributions in 2021(2) ($)	DC Restoration Plan Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/21(4) ($)
Gerben W. Bakker	58,350	133,076	76,373	28,720	—	1,023,590
William R. Sperry	47,089	14,203	66,664	59,838	(47,269)	776,885
Allan J. Connolly	41,839	11,949	60,257	10,894	(11,602)	210,801
Peter J. Lau	22,338	1,091	10,062	277	(10,338)	23,430
Katherine A. Lane	—	3,205	19,149	5,846	—	81,717

(1)	The amounts reported in the Executive Contributions in 2021 column reflect elective deferrals of short-term incentive awards into the EDCP as follows: Mr. Bakker - 6%, and elective deferral of base salary as follows: Mr. Bakker - 6%, Mr. Sperry - 7%, Mr. Connolly - 7% and Mr. Lau 4%. The short-term incentive amounts were earned and deferred for services in 2020 but credited to the EDCP in 2021, which is the time payments under the Incentive Compensation Plan are generally made. The amounts in this column include amounts also included in the Summary Compensation Table for 2021 under the Salary column (for 2021) and the Non-Equity Incentive Compensation Plan column (for 2020).
(2)	The amount reported in the Registrant Contributions in 2021 column reflects credits for Mr. Bakker and Mr. Sperry under the DC Restoration Plan earned for services in 2020 and credited to the DC Restoration Plan in 2021. The amount does not include the following accrued restoration company retirement contribution and restoration match contributions earned in 2021 to be credited in 2022 which amounts are detailed in the footnote and included in the All Other Compensation column of the Summary Compensation Table on page 59 for 2021: Mr. Bakker - $88,911, Mr. Sperry - $58,807, Mr. Connolly - $51,829, Mr. Lau - $26,205 and Ms. Lane - $18,466.
(3)	The amounts reported in the Aggregate Earnings in Last FY column include aggregate notional earnings on the EDCP account balances and the DC Restoration Plan balances in 2021. Amounts deferred under the EDCP and the DC Restoration Plan are credited with earnings on the basis of individual notional investment directions made by each participant.
(4)	The amounts reported in the Aggregate Balance at 12/31/21 column reflect each NEOs balance credited to the EDCP and the DC Restoration Plan.

The material terms of the non-qualified deferred compensation plans are further described under the “Pension Benefit Calculations” section on page 65 and the “Non-Qualified Deferred Compensation” section above.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	66

Back to Contents

Potential Post-Employment Compensation Arrangements

The Company offers post-employment compensation and benefits to the NEOs under its general Severance Policy (which is available to senior level employees in addition to NEOs), its retirement plans and individual change in control severance agreements (“CIC Agreements”), with certain of its NEOs that provide compensation and benefits only in the event of a change in control (as defined in the CIC Agreements). In addition, NEOs may be entitled to post termination compensation and benefits under the terms of the Company’s Equity Plan, STI Plans and other benefit plans. The section below describes the types of compensation and benefits a NEO is eligible to receive under these plans, policies and agreements based on five termination scenarios: (i) involuntary termination, (ii) death, (iii) disability, (iv) retirement and (v) following a change in control and involuntary termination. No amounts in excess of vested rights under any of the Company’s plans are generally payable to the NEOs upon voluntary termination or termination for cause.

Severance Policy

The Severance Policy offers the following benefits to NEOs:

•	4 weeks base salary continuation for each year of service with a minimum of 26 weeks and a maximum of 78 weeks.
•	Continued medical, dental and life insurance benefits for the salary continuation period.
•	Pro-rated portion of their target short-term incentive award earned through the date of termination.
•	Outplacement services for up to 12 months.

Involuntary termination includes, for purposes of the Severance Policy, a termination by the employer without cause and a resignation by the NEO due to a material change in the NEO’s authority, duties, responsibilities or base compensation, or a significant change in the location of the NEO’s employment location. In the event of a change in control followed by an involuntary termination, in lieu of any benefits under the Severance Policy, the NEOs would be eligible for severance benefits pursuant to the terms of their CIC Agreements, as applicable.

Equity Plan

NEOs received grants under the Equity Plan in 2021. The treatment of outstanding equity awards upon involuntary termination (i.e. termination by the Company without cause), retirement and death and disability is set forth in the table on page 70.

Outstanding awards under the Equity Plan do not automatically vest and become payable upon a change in control (as defined in the Equity Plan). Instead, the awards may vest in the discretion of the Compensation Committee in the event they are not assumed by the acquiring company. The table below shows the treatment of equity awards upon a change in control under the Equity Plan:

Post-Termination Vesting Terms for Equity Plan Grants

The following table shows the vesting provisions of equity awards post-termination under the scenarios shown.

Award Type	Involuntary Termination	Retirement(1)	Death/Disability
Performance Shares	Unvested shares forfeited	Eligible for a pro-rata portion of shares based on the number of months the NEO served during the performance period	Target number of shares fully vest
RS (time-based)	Unvested shares forfeited	Unvested shares fully vest	Unvested shares fully vest
SARs	Unvested SARs forfeited. May exercise vested SARs for the earlier of 90 days after the termination date or the 10th anniversary of the grant date	Unvested SARs continue to vest in the normal course. Vested SARs exercisable until the 10th anniversary of the grant date	Unvested SARs fully vest. Following disability termination, vested SARs are exercisable for the earlier of 90 days after the termination date or the 10th anniversary of the grant date. Upon death (or if the NEO dies within 90 days of termination due to disability or retirement) SARs are exercisable for the earlier of one year after death or the 10th anniversary of the grant date

(1)	Retirement means that the NEO has terminated employment with the Company, is at a minimum age of 55 and the executive’s age plus years of service with the Company equals or exceeds 70.

HUBBELL INCORPORATED I 2022 Proxy Statement	67

Back to Contents
Change in Control	Change in Control and Involuntary Termination
Unless otherwise determined by the Compensation Committee, unvested time-based RS and SARs will be assumed by the acquirer and continue to vest. Treatment of unvested PS are subject to discretion of the Compensation Committee.	Unvested awards fully vest only if the NEO is involuntarily terminated within 12 months following a change in control.

Change in Control Severance Agreements

The Company is a party to CIC Agreements with Messrs. Bakker and Sperry and Ms. Lane which provide severance benefits in the event of a termination of employment by the executive for good reason or by the Company (other than for cause or due to the executive’s death, disability or retirement) within two years after a change in control or, in certain circumstances, in anticipation of a change in control. A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company during any 12 month period, a sale of substantially all of the Company’s assets and the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. CIC Agreements may only be granted with the approval of the Board of Directors upon the recommendation of the Compensation Committee.

In the event of a change in control, the benefits provided to the NEOs under their CIC Agreements are as follows:

•	A lump sum payment of the NEO’s base salary multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Ms. Lane.
•	Continued medical, dental, vision and life insurance benefits after termination for 2.5 years for Messrs. Bakker and Sperry and 2 years for Ms. Lane.
•	A lump sum payment of the average short-term incentive awards received by the NEO in the 3 years preceding the change in control multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Ms. Lane.
•	A lump sum payment of the pro-rated portion of their target annual short-term incentive award for the year in which the termination occurs.
•	The incremental value of additional age and service credit under all applicable Supplemental Plans (subject to the terms of each plan freeze) payable as a lump sum.
•	Outplacement services up to 12 months following termination at a cost not to exceed 15% of the NEO’s annual base salary.

The CIC Agreements contain a provision whereby the severance multiple is reduced in monthly increments over the two-year period following the NEO’s 63rd birthday until it reaches one times the executive’s base salary and average short-term incentive award. The CIC Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, such payments may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after tax position. The CIC Agreements do not provide for any tax gross up in the event the payments are not reduced and thus the executive would be required to pay any excise taxes under Section 4999 of the Code. Benefits described above in this subsection are only payable under the CIC Agreements if a NEO is terminated by the Company other than for “cause” or if the NEO terminates employment for “good reason”, as each term is defined in the CIC Agreements.

The Company has established a grantor trust to secure the benefits to be provided under the CIC Agreements, the Supplemental Plans and other plans maintained by the Company for the benefit of members of the Company’s senior management.

Employment Agreement

The Company does not have employment agreements with Messrs. Bakker, Connolly, Sperry, or Lau or Ms. Lane.

In connection with its acquisition of the Aclara business in 2018, the Company entered into a three-year employment agreement with Mr. Connolly effective February 2, 2018, for his role as Division Vice President, President of Aclara, which was subsequently amended on July 1, 2019, in connection with his promotion to the role of Group President, Hubbell Power Systems and further amended in April 2020 in connection with the 25% salary reduction that Mr. Connolly, like all other NEOs and senior executives of the Company, took during the second quarter of 2020 in connection with cost savings measures related to the COVID-19 pandemic. Mr. Connolly’s employment agreement expired on February 2, 2021 and his employment has continued on an at-will basis.

Under his agreement, Mr. Connolly was paid an annual base salary of $550,000, subject to the Company’s discretionary adjustments. Commencing in February 2020 the agreement provided for annual equity-based awards having an aggregate grant date fair value equal to no less than $750,000, consistent with the types of awards and amounts allocated to similarly situated executives. The agreement also provided for an $850,000 cash retention award, vesting and payable in three equal installments on the first three anniversaries of the effective date of the employment term, subject to continued employment with the Company, and an equity retention award of $1,000,000 in restricted stock, vesting in equal installments on the second

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	68

Back to Contents

and third anniversaries of the effective date of the employment term, subject to continued employment with the Company. The employment agreement contained usual and customary restrictive covenants, including non-competition, non-solicitation of employees or customers, non-disclosure and non-disparagement provisions.

If Mr. Connolly’s employment had been terminated by the Company without “cause” or by him for “good reason” (each, as defined in the employment agreement) or if his employment had terminated due to his death or disability, then Mr. Connolly would have been entitled to receive (i) the sum of his annual base salary through the date of termination, plus any unpaid annual bonus from any prior completed fiscal year, plus any accrued but unpaid reimbursable expenses and vacation pay (the “Accrued Obligations”), (ii) the unvested portion of the cash retention award or equity retention award, and (iii) any benefits due under any plan, program, policy, or agreement through the date of termination (the “Other Benefits”). In the event the Company had terminated him for “cause” or he had terminated his employment without “good reason”, then he would have been entitled to receive the Accrued Obligations through the date of termination (excluding payment of any unpaid annual bonus from any prior completed fiscal year) and the Other Benefits.

DB Restoration Plan

Under the terms of the DB Restoration Plan, upon a termination of employment due to disability, a participant is entitled to an unreduced immediate pension benefit based upon such participant’s service as of the date service was frozen under each plan (February 28, 2017, for the DB Restoration Plan).

Among other provisions, the DB Restoration Plan provide for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain competitive activities; and (iii) reduction in benefits upon early retirement. In addition, a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for the DB Restoration Plan benefits) and benefits accrued prior to the change in control event, may not be reduced after the occurrence of a change in control. If a participant’s employment is terminated within 2 years after a change in control, the participant will receive payment of DB Restoration Plan benefits in one lump sum within 10 days after termination. In addition, all amounts under the DC Restoration Plan are paid in a lump sum within 60 days following a change in control.

As described above, the CIC Agreements also provide for additional incremental benefits based on age and service credit under the Supplemental Plans upon qualifying terminations of employment in connection with a change in control.

Potential Payments

The following table reflects the estimated incremental post-termination amounts that would have been payable to a NEO on December 31, 2021, in the event of death, disability, involuntary termination without cause, retirement (if potentially applicable, as of December 31, 2021), or a change in control combined with an involuntary termination. No benefits are provided to a NEO solely upon a change in control unless such officer experiences a qualifying termination following a change in control. The amounts in the table are calculated in accordance with the terms of the applicable plans, policies and agreements described in the preceding table and assume that the NEO has met the applicable eligibility requirements. The amounts in the table DO NOT include (i) any value that would be realized upon the exercise of vested SARs or settlement of vested Performance Shares or RS to the extent the awards were vested prior to December 31, 2021, by their terms, and (ii) the estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the terms of the Company’s retirement plans.

HUBBELL INCORPORATED I 2022 Proxy Statement	69

Back to Contents

Post-Employment and Change in Control Payment Table

Name	Severance(1) ($)	Equity Awards with Accelerated Vesting(2)(3) ($)	Pension Benefits(4) ($)	Welfare Benefits(5) ($)	Total ($)
Gerben W. Bakker
Death	—	11,920,935	—	—	11,920,935
Disability(6)	—	11,920,935	—	—	11,920,935
Involuntary Termination(7)	2,528,506	2,947,645	—	173,565	5,649,716
Retirement(8)	—	2,947,645	—	—	2,947,645
Change in Control and Involuntary Termination(9),(10),(11)	2,338,012	11,920,935	222,429	196,058	14,677,434
William R. Sperry
Death	—	6,089,899	—	—	6,089,899
Disability(6)	—	6,089,899	—	—	6,089,899
Involuntary Termination(7)	1,282,512	1,357,088	—	121,860	2,761,460
Retirement(8)	—	1,357,088	—	—	1,357,088
Change in Control and Involuntary Termination(9),(10),(11)	2,349,526	6,089,899	—	157,342	8,596,767
Allan J. Connolly
Death	—	3,358,808	—	—	3,358,808
Disability(6)	—	3,358,808	—	—	3,358,808
Involuntary Termination(7)	773,064	—	—	99,594	872,658
Peter J. Lau
Death	—	1,646,731	—	—	1,646,731
Disability(6)	—	1,646,731	—	—	1,646,731
Involuntary Termination(7)	699,994	—	—	92,193	792,187
Katherine A. Lane
Death(6)	—	2,688,481	—	—	2,688,481
Disability	—	2,688,481	—	—	2,688,481
Involuntary Termination(7)	757,612	—	—	79,930	837,542
Change in Control and Involuntary Termination(9),(10),(11)	905,676	2,688,481	—	91,726	3,685,883

(1)	The amounts reported in the Severance column reflect base salary entitlements under the Severance Policy and base salary and bonus entitlements under a CIC Agreement. In addition, Severance includes a pro rata portion of the NEO’s target bonus through the date of termination.
(2)	The amounts reported in the Equity Awards with Accelerated Vesting column reflect the value realized by the NEO upon the exercise of all unvested SARs, the vesting of all unvested time-based restricted stock and performance shares that would vest upon death, disability, or a qualifying change in control. Upon a change in control, if the unvested time-based restricted stock and SARs are assumed by the acquirer and a NEO is terminated without cause within one year of such change in control, such awards will become fully vested prior to the date of termination. If the NEO is not terminated without cause within one year of the change in control, such equity awards will not accelerate. Treatment of unvested PS upon a change in control shall be subject to the discretion of the Compensation Committee.
(3)	For Mr. Bakker and Mr. Sperry who meet the definition of retirement, the amounts shown reflect the value realized upon the vesting of all unvested restricted shares upon retirement. No other executive officer will be retirement eligible during the open vesting period of outstanding equity awards. The value realized is calculated using the closing market price of the Company’s Common Stock on December 31, 2021, the last business day of 2021, of $208.27. The amounts shown do not include the value of (i) SARs that are unvested at retirement, but become exercisable post-retirement, or (ii) outstanding performance shares at retirement which may vest on a pro-rated basis at the end of the applicable performance period, because in each case the value would not be determinable as of the last day of the calendar year as it would not have vested on such date.
(4)	The amounts reported in the Pension Benefits column include amounts payable under the Company’s qualified and nonqualified pension plans and nonqualified deferred compensation plans only to the extent the amounts are not described in the Pension Benefit Calculations section discussed above on page 65 or the Non-Qualified Deferred Compensation section discussed on page 66. In the event of a Change in Control, even without termination of employment, amounts under the EDCP distributions will be paid in a lump sum, but no additional value is allocated to the payment in this table. The value listed represents the present value of the payments under EDCP in the Non-Qualified Deferred Compensation section discussed above on page 66.
(5)	The amounts reported in the Welfare Benefits column include the payment of outplacement services for the NEOs for up to twelve months and insurance benefit continuation calculated in accordance with the terms of the Severance Policy and CIC Agreements, as applicable.
(6)	The amounts reported in the “Disability” rows are calculated based on a 2.90% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2021.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	70

Back to Contents
(7)	“Involuntary Termination”, for purposes of this row, refers to a termination by the Company without cause as described in the Severance Policy prior to the occurrence of a Change in Control or, for Messrs. Connolly and Lau, whenever occuring (regardless of a Change in Control). NEOs are not entitled to these benefits in the event of a termination for cause, death or disability.
(8)	“Retirement”, for purposes of this row, refers to a voluntary termination by the NEO (after age 55 and 10 years of service). In addition to the amounts described in this chart, the executive will be entitled to payout of the amounts described under the Pension Benefit Calculations section discussed above on page 65.
(9)	The amounts reported in the Severance column for Change in Control and Involuntary Termination are equal to the product of (a) a multiple specified in each NEO’s CIC Agreement and (b) the sum of (x) the NEO’s base salary and (y) the average of the actual bonuses payable to the executive over the most recent three years. The specified multiple may be reduced pursuant to the CIC Agreements, as discussed further in the “Change in Control Severance Agreements” section above. In addition, Severance includes a pro rata portion of the NEO’s target bonus through the date of termination.
(10)	“Change in Control and Involuntary Termination”, for purposes of this row, refers to a termination by the Company without cause (as defined in the CIC Agreement) or by the NEO for good reason (as defined in the CIC Agreement) within 2 years following a change in control (as defined in the CIC Agreement). As noted above, the amounts payable include a lump sum payment of the NEO’s base salary multiplied by 2.5 for Messrs. Bakker and Sperry and 2.0 for Ms. Lane.
(11)	No benefits shall automatically become payable to the NEOs upon a change in control (as defined in the Equity Plan) due to their unvested time-based restricted stock and SARs until and unless the NEO experiences a qualifying termination related to such change in control. This row assumes such a qualifying termination (a termination by the Company without cause) occurs within 12 months following a change in control. Treatment of unvested PS upon a change in control shall be subject to the discretion of the Compensation Committee.

CEO Pay Ratio

The SEC requires annual disclosure of the ratio of the CEO’s annual total compensation to the annual total compensation of the Company’s median employee.

We identified the median of the annual total compensation of all our employees by examining the 2021 annual salary for all employees, excluding the CEO, who were employed by us on November 15, 2021, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2021, as well as our payroll records for all non-U.S. entities. We selected November 15, 2021 because it enabled us to make such identification in a reasonably efficient and economical manner. We did not make any assumptions, adjustments, or estimates with respect to this compensation measure and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2021.

After identifying the median employee, we calculated annual total compensation for 2021 for such employee in accordance with SEC rules. Hubbell’s median employee’s annual total compensation for 2021 was estimated at $44,201.

Mr. Bakker had 2021 annual total compensation of $6,088,700 as reflected in the “Total” column reported in the Summary Compensation table on page 59. As a result, we estimate that Mr. Bakker’s annual compensation was approximately 138 times that of Hubbell’s median employee.

Due to the use by other companies of estimates, assumptions, adjustments, and statistical sampling permitted by SEC rules, pay ratio disclosures generally may involve a degree of imprecision. Accordingly, our pay ratio is merely a reasonable estimate calculated in a manner consistent with SEC Rules and may not be comparable to the pay ratio disclosures of other companies.

HUBBELL INCORPORATED I 2022 Proxy Statement	71

Back to Contents

Proposal 3 Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors, which consists entirely of independent Directors, is responsible for the appointment, compensation, retention, evaluation and termination of the Company’s independent registered public accounting firm (independent auditor). The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with the retention of the independent auditor.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022. In executing its responsibilities, the Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence. The Audit Committee regularly meets with the lead audit partner without members of management present which provides the opportunity for continuous assessment of the independent auditor’s effectiveness and independence and for consideration of rotating audit firms.

Although ratification of our selection of independent auditors is not required, we value the opinions of our shareholders and wish to submit the matter to a vote at the 2022 Annual Meeting as a matter of sound corporate governance.

PricewaterhouseCoopers LLP has served as the Company’s independent auditors since at least 1961. The Audit Committee periodically takes into consideration whether there should be a regular rotation of the independent auditor.

In accordance with SEC rules, the independent auditor’s lead engagement partner rotates every five years. The Audit Committee is directly involved in the selection of the independent auditor’s lead engagement partner.

The Audit Committee and Hubbell’s Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent external audit firm for 2022 is in the best interests of the Company and its shareholders. We have been advised that a representative of PricewaterhouseCoopers LLP will attend the 2022 Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if desired.

In the event the selection of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee would reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Even if the selection of independent auditors is ratified, the Audit Committee still retains the discretion to select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of our Common Stock is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Majority of votes cast means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered to be votes cast and therefore will not affect the voting results. Brokers have the discretionary authority to vote on the ratification of auditors and therefore we do not expect any broker non-votes in connection with the ratification.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	72

Back to Contents

Independent Accounting Firm Fees

PricewaterhouseCoopers LLP provided the following audit and other services during 2021 and 2020.

	2021	2020
Audit Fees	$4,803,500	$3,249,300

•  Audit Fees consist primarily of annual integrated audit of the Company’s annual consolidated financial statements, and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include the cost of carve-out audits associated with business dispositions.

Audit Related Fees	$699,500	$324,500

•  Audit Related Fees primarily include accounting advisory services as well as quality of earnings support associated with acquisition and divestiture related activity. In addition, Audit Related Fees include assurance and related services that are reasonably related to performance of the audit of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to audits of employee benefit plans.

Tax Fees	$-	$50,000	• Tax Fees consists primarily of services associated with international tax compliance.
All Other Fees	$6,900	$6,900

•  All Other Fees are primarily for products and services other than the services reported above. These services are related to subscription services purchased from the independent registered public accounting firm.

TOTAL FEES	$5,509,900	$3,630,700

Audit and Non-Audit Services Pre-Approval Policy

The Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by the independent auditors prior to their engagement. The Services Policy underscores the need to ensure the independence of the independent auditor while recognizing that the independent auditor may possess the expertise on certain matters that best position it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing.

The Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Services Policy provides the Audit Committee with a description of services that can be performed such as audit, audit-related, tax and other permissible non-audit services. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors. Any proposed services exceeding pre-approved amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chair of the Audit Committee can authorize spending which exceeds pre-approved levels. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

During 2021, all audit services, audit related services, and other services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

HUBBELL INCORPORATED I 2022 Proxy Statement	73

Back to Contents

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter adopted and approved by the Board of Directors effective May 4, 2021, which Charter is reviewed annually by the Audit Committee. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described in the “Corporate Governance” section on page 20.

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•	The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements.

•	The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed per applicable requirements of the Public Company Accounting Oversight Board and the SEC.

•	The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Audit Committee

Bonnie C. Lind, Chair

Rhett A. Hernandez

John F. Malloy

Jennifer M. Pollino

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	74

Back to Contents

Additional Information

Solicitation Expenses

The Company will pay the cost of soliciting proxies for the 2022 Annual Meeting. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s Directors, officers or employees. No additional compensation will be paid to the Company’s Directors, officers or employees for such services. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $20,000, plus reasonable expenses.

Stock Ownership Information

Five Percent Owners Of Company Stock

The Company has a single class of Common Stock and each share of Common Stock is entitled to one vote. On March 4, 2022, the Company had outstanding 54,196,078 shares of Common Stock. The following table sets forth as of March 4, 2022 the beneficial owners of more than 5% of the Company’s Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group	5,453,406	(1)	10.0%
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355
Common Stock	BlackRock, Inc.	4,600,724	(2)	8.5%
	55 East 52nd Street
	New York, New York 10055
Common Stock	T. Rowe Price Associates, Inc.	3,344,626	(3)	6.1%
	100 E. Pratt Street
	Baltimore, Maryland 21202

(1)	The Company received a copy of Schedule 13G, as amended, as filed with the SEC on February 10, 2022, by The Vanguard Group (“Vanguard”) reporting ownership of these shares as of January 31, 2022. According to the Schedule 13G, Vanguard has sole voting power as to none of these shares, sole dispositive power as to 5,382,103 of these shares, shared voting power as to 26,083 of these shares, and shared dispositive power as to 71,303 of these shares.
(2)	The Company received a copy of Schedule 13G, as amended as filed with the SEC on February 1, 2022, by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2021. According to the Schedule 13G, BlackRock has sole voting power as to 4,388,216 of these shares and sole dispositive power with respect to 4,600,724 shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, Aperio Group, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Managers Ltd. BlackRock Fund advisors beneficially owns 5% or greater of the outstanding shares of the security class reported on the Schedule 13G, as amended, filed with the SEC on February 1, 2022.
(3)	The Company received a copy of Schedule 13G, as amended, as filed with the SEC on February 14, 2022, by T. Rowe Price Associates, Inc. (“T. Rowe Price”) reporting ownership of these shares as of December 31, 2021. According to the Schedule 13G, T. Rowe Price has sole voting power as to 1,557,185 of these shares, and sole dispositive power as to 3,344,626 of these shares.

HUBBELL INCORPORATED I 2022 Proxy Statement	75

Back to Contents

Stock Ownership Of Directors And Executive Officers

Hubbell’s Corporate Governance Guidelines for directors and stock ownership policy for officers aligns their interests with our shareholders.

Directors are subject to our Stock Ownership and Retention Policy and are required to own Company stock equal in value to five times their average annual base cash retainer no later than the fifth (5th) anniversary of the date on which such Director receives his or her first annual restricted share grant. Until a Director meets his or her ownership minimum, the Director must retain all Company shares he or she directly or indirectly obtains. All Directors are in compliance with this policy.

The Board and executive officers are subject to a stock ownership commitment, which requires these individuals to maintain a minimum ownership level of Hubbell stock. The Corporate Governance Guidelines further describes Director stock ownership requirements on page 20 and the Stock Ownership and Retention Policy section on page 55 further describes stock ownership requirements for officers and both policies can be viewed on the Company’s website at www.hubbell.com. The CEO’s minimum stock ownership requirement is five times his base salary.

The following table sets forth as of March 4, 2022 information regarding the beneficial ownership of the Company’s Common Stock by each Director, the CEO, CFO and the three other most highly paid executive officers of the Company (collectively, the “NEOs”), and by all Directors and executive officers of the Company as a group.

In addition to the shares of Common Stock reflected in the Total Beneficial Ownership column below, certain of our Directors hold stock units and restricted stock units, as applicable, under the Deferred Plan for Directors. These deferred stock units are reflected in footnotes (2) and (3) in the table below and are further detailed in the Director Compensation section on page 31. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

Name and Title of Class	Common Stock	Shares Obtainable Upon Exercise of Options/SARs(1)	Total Beneficial Ownership		Aggregate No. of Stock Units Held(2)	Aggregate No. of Restricted Stock Units Held(3)	Total Ownership
Carlos M. Cardoso	1,749	—	1,749	(4)	2,262	7,506	11,517
Anthony J. Guzzi	6,480	—	6,480		29,661	12,218	48,359
Rhett A. Hernandez	749	—	749	(4)	—	—	749
Neal J. Keating	8,071	—	8,071		6,667	12,218	26,956
Bonnie C. Lind	600	—	600		1,206	2,962	4,768
John F. Malloy	15,855	—	15,855	(4)	1,703	1,749	19,307
Jennifer M. Pollino	749	—	749	(4)	—	—	749
John G. Russell	6,167	—	6,167	(4)	6,012	6,772	18,951
Gerben W. Bakker	17,657	124,161	121,592	(5)	—	—	141,818
William R. Sperry	51,959	20,209	75,076	(5)	—	—	72,168
Allan J. Connolly	6,023	17,552	17,005	(5)	—	—	23,575
Peter J. Lau	965	2,265	965	(5)	—	—	3,230
Katherine A. Lane	1,427	18,814	15,412	(5)	—	—	20,241
All Directors and executive officers as a group (19 persons)
Common Stock	229,497	213,871	443,368	(5)(6)	—	—	443,368

(1)	Represents shares of Common Stock obtainable upon the exercise of stock appreciation rights under the Company’s Second Amended and Restated 2005 Incentive Award Plan. See the section “Outstanding Equity Awards at 2021 Fiscal Year End” on page 63.
(2)	Represents stock units (each stock unit consisting of one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 4, 2022. See the section “Deferred Compensation Plan” on page 32.
(3)	Represents vested and unvested restricted stock units (“RSUs”) (each RSU consisting of the right to receive one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 4, 2022. See the section “Deferred Compensation Plan” on page 32.
(4)	Includes 749 shares of Common Stock granted as restricted stock under the Company’s Second Amended and Restated 2005 Incentive Award Plan, on May 4, 2021 which vest on the date of the 2022 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).
(5)	Does not include the following shares of Common Stock granted as restricted stock under the Second Amended and Restated 2005 Incentive Award Plan which vest on the following terms, as applicable: (i) three equal annual installments on the anniversary of the grant date; or (ii) at the end of a three-year performance period subject to achievement of certain performance goals. Mr. Bkr - 20,475, Mr. Sperry - 8,937, Mr. Connolly - 5,689, Mr. Lau - 5,333, and Ms. Lane - 4,956; and all executive officers as a group – 55,525 shares. See the section “Outstanding Equity Awards at 2021 Fiscal Year End” on page 63.
(6)	Includes 108,000 shares of Common Stock held by The Harvey Hubbell Foundation of which two corporate officers and two senior employees of the Company are co-trustees and have shared voting and investment power.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	76

Back to Contents

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, no member of the Compensation Committee was an employee, officer or former officer of the Company, or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served on the board or compensation committee of any entity in 2021 that had an executive officer serving as a member of our Board of Directors or Compensation Committee.

Review and Approval of Related Person Transactions

The Board of Directors has adopted a written related person transaction policy. The NCGC administers the policy, which applies to all transactions in which the Company is or will be a participant and the amount exceeds $100,000 and in which any related person was or will be a participant or had, or will have a direct or indirect material interest. A related person includes any person who is or was since the beginning of the last fiscal year a Director, executive officer, nominee for Director or beneficial owner of more than 5% of the Company’s Common Stock, or any of his or her immediate family members. The NCGC will determine, based on the facts and circumstances it deems appropriate, whether such related person transaction should be approved. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. For fiscal year 2021, the Company had no related person transactions that were required to be disclosed in the Company’s Proxy Statement. See the discussion under “Director Independence” on page 22.

Shareholder Proposals and Nominations for Director

Proposals Intended for Inclusion in the 2023 Proxy Materials

Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2023 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than November 21, 2022.

Proposals Not Intended for Inclusion in the 2023 Proxy Materials

The Company’s By-Laws set forth specific procedures and requirements in order to nominate a Director or submit a proposal to be considered at the 2023 Annual Meeting of Shareholders. These procedures require that any nominations or proposals must be received by the Company no earlier than February 2, 2023, and no later than February 22, 2023, in order to be considered.

If, however, the date of the 2023 Annual Meeting is more than 20 days before or more than 70 days after May 2, 2023, shareholders must submit such nominations or proposals not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for Directors, if the number of Directors to be elected at the 2023 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board at least 80 days prior to May 2, 2023, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

A shareholder’s notice to nominate a Director or bring any other business before the 2023 Annual Meeting must set forth certain information specified in our By-Laws. For additional information on the time limitations and requirements related to Director nominations or other shareholder proposals, see the Company’s By-Laws at www.hubbell.com in the Investors section.

In addition to satisfying the foregoing advance notice requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act (which will be in effect for next year’s annual meeting), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

Proposals and other items of business should be directed to Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary, 40 Waterview Drive, Shelton, Connecticut 06484.

HUBBELL INCORPORATED I 2022 Proxy Statement	77

Back to Contents

Eliminating Duplicative Proxy Materials (“Householding”)

A single annual report and proxy statement or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive such stockholder’s own separate copy of the 2022 proxy statement and 2021 annual report, or notice of internet availability of proxy materials and/or wishes to receive separate copies of these documents in the future, or if at any time, stockholders who share an address and receive separate copies of the 2022 proxy statement and 2021 annual report, or notice of internet availability of proxy materials would like to receive a single copy of these documents in the future, such stockholder or stockholders may (1) notify their broker or (2) direct their written or oral request to our transfer agent, Computershare, via regular mail to, Computershare, PO Box 505000, Louisville, KY 40233, or via phone, toll-free 800-874-1136. Upon written or oral request of a stockholder at a shared address to which a single copy of the 2022 proxy statement, notice of internet availability of proxy materials, or 2021 annual report was delivered, our transfer agent will deliver promptly separate copies of these documents.

Availability of Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to Hubbell Incorporated c/o Katherine A. Lane, Senior Vice President, General Counsel and Secretary, 40 Waterview Drive, Shelton, Connecticut 06484, or by calling (475) 882-4000, by first class mail or other equally prompt means within one (1) business day of receipt of such request, or via the Internet at www.hubbell.com.

www.hubbell.com	HUBBELL INCORPORATED I 2022 Proxy Statement	78

Back to Contents

HUBBELL INCORPORATED
40 WATERVIEW DRIVE
SHELTON, CT 06484
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on May 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on May 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specific requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72172-P67116 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HUBBELL INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gerben W. Bakker
02) Carlos M. Cardoso
03) Anthony J. Guzzi
04) Rhett A. Hernandez
05) Neal J. Keating
06) Bonnie C. Lind
07) John F. Malloy
08) Jennifer M. Pollino
09) John G. Russell

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve, by non-binding vote, the compensation of our named executive officers as presented in the 2022 Proxy Statement.	☐	☐	☐
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2022.	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Proxy Statement and Annual Report is available at www.proxyvote.com.

D72173-P67116

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders
May 3, 2022 at 9:00 AM

The undersigned hereby appoints each of Katherine A. Lane and Antonio Goncalves as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated **Common Stock** at the Annual Meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the Notice of Meeting and Proxy Statement for the 2022 Annual Meeting of Shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. **This proxy will be voted FOR the election of each nominee for director contained in Proposal 1 and FOR Proposals 2 and 3 unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.**

Continued and to be signed on reverse side